Post-Qualification Amendment No. 27

File No. 024-11584

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the “Offering Statement”).  The Offering Statement, as amended by a pre-qualification amendment, was initially qualified by the U.S. Securities and Exchange Commission on November 15, 2021.  This Post-Qualification Amendment No. 27 seeks to qualify 3 series of interests of the issuer: Series #ARSHAM1; Series #FAREWELL; and Series #APOLLO14.

Different series of RSE Collection, LLC have already been offered by RSE Collection, LLC under the Offering Statement, as amended and qualified.  Such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular.  The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the “Master Series Table” contained in Appendix A to the Offering Circular in this post-qualification amendment.

This Post-Qualification Amendment No. 27 amends the Offering Circular of RSE Collection, LLC originally qualified on November 15, 2021, and most recently amended by Post-Qualification Offering Circular Amendment No. 26 dated November 4, 2022, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular and to update certain other information in the Offering Circular.  Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.  An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”).  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 27

SUBJECT TO COMPLETION; DATED FEBRUARY 17, 2023

RSE COLLECTION, LLC

446 BROADWAY, 2ND FLOOR, NEW YORK, NY 10013

(201) 564-0493) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Offering Circular relates to the offer and sale of series of interests, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #ARSHAM1	Per Unit	$20.00	1%	$19.80
	Total Minimum	$108,000	1%	$106,920
	Total Maximum	$135,000	1%	$133,650

Series #APOLLO14	Per Unit	$10.00	1%	$9.90
	Total Minimum	$16,000	1%	$15,840
	Total Maximum	$20,000	1%	$19,800

Series #FAREWELL	Per Unit	$10.00	1%	$9.90
	Total Minimum	$12,000	1%	$11,880
	Total Maximum	$15,000	1%	$14,850

Series Membership Interests Overview Active Offerings (Previously Qualified)
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #GIJOE2	Per Unit	$10.00	1%	$9.90
	Total Minimum	$9,600	1%	$9,504
	Total Maximum	$12,000	1%	$11,880

	Total Minimum	$24,000	1%	$23,760

i

	Total Maximum	$30,000	1%	$29,700

Series #35MICKEY	Per Unit	$10.00	1%	$9.90
	Total Minimum	$5,200	1%	$5,148
	Total Maximum	$6,500	1%	$6,435

Series #SCARFACE	Per Unit	$10.00	1%	$9.90
	Total Minimum	$16,000	1%	$15,840
	Total Maximum	$20,000	1%	$19,800

Series #CAPTAIN1	Per Unit	$10.00	1%	$9.90
	Total Minimum	$220,000	1%	$217,800
	Total Maximum	$275,000	1%	$272,250

Series #BASQUIAT1	Per Unit	$10.00	1%	$9.90
	Total Minimum	$216,000	1%	$213,840
	Total Maximum	$270,000	1%	$267,300

Series #DRYOSAUR	Per Unit	$10.00	1%	$9.90
	Total Minimum	$440,000	1%	$435,600
	Total Maximum	$550,000	1%	$544,500

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.”  With respect to trading on the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) also acts as executing broker to facilitate secondary transactions on behalf of investors (as described in “Description of the Business – Liquidity Platform”).

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and is entitled to a Custody Fee, as described in “Offering Summary” – “Use of Proceeds.”  The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.”  For all offerings of the Company which closed or launched prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such interests or transferred money into escrow in anticipation of purchasing such interests at the close of the currently ongoing offerings.  The Custody Fee is paid out of the proceeds to the Issuer and is not reflected in this column.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Platform (as defined below) and any successor platform used by the Company for the offer and sale of interests, as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.”  The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”) and is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.

The Company is managed by its managing member, RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).  Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individual or entity which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

Appendix B to this Offering Circular describes each individual Series found in the Master Series Table.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon the earliest to occur of (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et seq.), and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with SouthState Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 12 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials.  These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.  This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

v

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTION PAGE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE 1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 3

OFFERING SUMMARY 4

RISK FACTORS 12

POTENTIAL CONFLICTS OF INTEREST 36

DILUTION 41

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE 42

DESCRIPTION OF THE BUSINESS 53

MANAGEMENT 69

COMPENSATION 77

PRINCIPAL INTEREST HOLDERS 78

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 83

DESCRIPTION OF INTERESTS OFFERED 84

MATERIAL UNITED STATES TAX CONSIDERATIONS 91

WHERE TO FIND ADDITIONAL INFORMATION 94

APPENDIX A A-1

APPENDIX B B-1

USE OF PROCEEDS – SERIES #35MICKEY B-2

DESCRIPTION OF SERIES 1935 MICKEY MOUSE WAX PACK B-4

USE OF PROCEEDS – SERIES # SCARFACE B-7

DESCRIPTION OF SERIES AL PACINO SCARFACE TUXEDO B-9

USE OF PROCEEDS – SERIES # GIJOE2 B-11

DESCRIPTION OF SERIES 1982 G.I. JOE ACTION FIGURE B-13

USE OF PROCEEDS – SERIES #CAPTAIN1 B-15

DESCRIPTION OF SERIES 1941 CAPTAIN AMERICA COMICS #1 COMIC BOOK B-17

USE OF PROCEEDS – SERIES #BASQUIAT1 B-19

DESCRIPTION OF SERIES 2022 JEAN-MICHEL BASQUIAT SUPERHERO PRINT PORTFOLIO B-21

USE OF PROCEEDS – SERIES #DRYOSAUR B-24

DESCRIPTION OF SERIES 2021 DRYOSAURUS SKELETON B-26

USE OF PROCEEDS – SERIES # FAREWELL B-29

DESCRIPTION OF SERIES 1929 A FAREWELL TO ARMS B-31

USE OF PROCEEDS – SERIES # ARSHAM1 B-34

DESCRIPTION OF SERIES 1963 MERCEDES-BENZ UNIMOG 404 B-36

USE OF PROCEEDS – SERIES # APOLLO14 B-40

DESCRIPTION OF SERIES 1971 APOLLO 14 FLOWN BIBLE B-42

EXHIBIT INDEX III-1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11584) that was qualified by the Commission on November 15, 2021 (“Offering Statement 2”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by RSE Collection with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.The following sections of the Post-Qualification Amendment No. 26 to Offering Statement 2:

•Cautionary Note Regarding Forward Looking Statements

•Trademarks and Tradenames

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interests

•Dilution

•Plan of Distribution and Subscription Procedure

•Description of the Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

•Appendix A – Master Series Table

•Appendix B – Use of Proceeds and Asset Descriptions

2.The following sections of the Company’s Semiannual Report on Form 1-SA for the Semiannual Period Ended June 30, 2022:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Semiannual Periods ended June 30, 2022 and 2021

3.The following sections of the Post-Qualification Amendment No. 25 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

4.The following sections of the Post-Qualification Amendment No. 24 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

5.The following sections of the Post-Qualification Amendment No. 23 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

6.The following sections of the Post-Qualification Amendment No. 22 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

7.The following sections of the Post-Qualification Amendment No. 21 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

8.The following sections of the Post-Qualification Amendment No. 20 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

9.The following sections of the Post-Qualification Amendment No. 18 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

10.The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2021:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Interest of Management and Others in Certain Transactions

•Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2021 and 2020

11.The following sections of the Post-Qualification Amendment No. 15 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

12.The following sections of the Post-Qualification Amendment No. 14 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

13.The following sections of the Post-Qualification Amendment No. 10 to Offering Statement 2

•Appendix B – Use of Proceeds and Asset Descriptions

14.The following sections of the Post-Qualification Amendment No. 8 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

15.The following sections of the Post-Qualification Amendment No. 7 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company, the Platform and the PPEX ATS (as defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform, or the PPEX ATS (which the Company does not operate or control) will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained or incorporated by reference in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated herein and in the Exhibits filed with the Offering Statement of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets (collectively, the “Collectible Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in “Description of Series” in Appendix B and the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Collection Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of one (1) Interest of each Series as of the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: The Company has entered into an agreement with the BOR.  The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below).  The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of FINRA and the Securities Investor Protection Corporation (the “SIPC”).  It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sale of the Interests in Series of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts.  The Custodian is a member of FINRA and the SIPC.

Transfer Agent:The Company has entered into an agreement with RSE Transfer Agent LLC, a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series.  The Manager and/or its affiliates must purchase a minimum of one (1) Interest of each Series as of the Closing of its Offering.  The purchase price, which is calculated as the Offering price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:SouthState Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series. Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series.  The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date that subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case where the Company enters into a purchase option agreement or consignment agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the expiration date of the purchase option agreement or consignment agreement.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds: The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

Underlying Assets, whether acquired by the Company or a Series, are typically acquired through the following methods:

1.Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company or Series is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company or Series the right, but not the obligation, to acquire the Underlying Asset

4.Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company or Series takes possession of the Underlying Asset during a consignment period

The acquisition method for each Underlying Asset is noted in the “Use of Proceeds” in Appendix B for each respective Series.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the Master Series Table in Appendix A for each respective Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure - Fees and Expenses” section for further details.

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to, storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of RSE Markets).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table in Appendix A.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue

Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

No revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. We will update the appropriate disclosure at such time as revenue models have been demonstrated. We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform and PPEX

ATS:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the initial sales of the Interests are executed and which will serve as the user interface for secondary transactions in Series Interests, which are facilitated as described below.  Secondary transactions in Series Interests will be facilitated through the Public Private Execution Network Alternative Trading System (the “PPEX ATS”). The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  When trading through the PPEX ATS, Investors will submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the non-discretionary matching procedure established by the PPEX ATS. See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset

Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series and available for distribution (the “Management Fee”).  The Management Fee accrues or becomes due and payable only if there is sufficient Free Cash Flow to distribute as described under “Distribution Rights” below.  For tax and accounting purposes, the Management Fee will be accounted for as an expense on the books of each Series. In the event the Manager determines to pay a Management Fee to the Asset Manager, the Manager would have discretion to vary the amount of the Management Fee in successive payments, but in no event will the Management Fee exceed 50% of the Free Cash Flow available to make distributions, as described under “Distribution Rights” below.

Success Fee:Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.  The Company has not yet commenced any new Offerings after December 31, 2022, and therefore no Series are currently subject to the Success Fee.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, to make distributions, no less than 50% of which (net of corporate income taxes applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series. The portion of distributions paid as the Management Fee may vary between payments.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the

Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities,  nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interests if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the PPEX ATS, which is the venue for facilitating secondary trading of Interests of certain Series via a non-discretionary matching service (see “Description of the Business – Liquidity Platform” for additional information), may permit some liquidity, neither the Platform nor the PPEX ATS operates like a stock exchange or other traditional trading markets.  Secondary trading occurs on a recurring basis though the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all (see “Description of the Business – Liquidity Platform” for additional information).  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.  In addition, we may elect for certain Series Interests not to trade in secondary transactions; for instance, we intend not to allow Interests in Series #ARSHAM1 to trade on the PPEX ATS, and therefore there will be no liquidity for holders of Interests in Series #ARSHAM1 unless the Manager determines to allow secondary trading at a later date.  Series for which we intend not to allow secondary trading are noted on the Master Series Table in Appendix A.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were formed in the last six years.  No Series has generated any revenues, and we have a limited operating history upon which prospective Investors may evaluate their performance.  Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.  No revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time.  We will update the appropriate disclosure at such time as revenue models have been demonstrated.  See the “Management’s Discussion and Analysis” section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Collectible Assets).

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

Three businesses that are affiliated with the Company, RSE Archive, LLC, RSE Innovation, LLC, and RSE Portfolio, LLC have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company or a Series.  This would further inhibit market acceptance of the Company and if the Company or a Series does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or any Membership Experience Programs (as described in

“Description of the Business – Business of the Company”) that would require the Company or a Series to own a substantial number of Underlying Assets).

The Offering amounts exceed the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred. Amounts outstanding under any Operating Expenses Reimbursement Obligations incurred by a Series will be repaid from the Free Cash Flow or Capital Proceeds generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Asset Manager and RSE Markets, including the Asset Manager’s personnel and the officers of RSE Markets. Our business and operations could be adversely affected if the Manager or Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2021 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Archive, LLC, a series limited liability company with a similar business model in the collectible and memorabilia asset class, and RSE Innovation, LLC, a series limited liability company with a similar business model in a different asset class, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager, RSE Markets and their respective teams; the Asset Manager’s expert network; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager, the Asset Manager or RSE Markets.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Collectible Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass of demand from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform, through which potential Investors may acquire Interests, and the PPEX ATS, through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or the PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages of the Platform, resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or secondary transactions.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays.  In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased.  In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex.  Our business is dependent upon our ability to prevent system interruption on the Platform and the PPEX ATS.  Our software, including open source software that is incorporated into our code, and the software supporting the PPEX ATS, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released.  Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users.  We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption.  In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations.  We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform.  If the AWS data centers fail, Platform users may experience down time.  If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users.  In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform.  Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such secondary trading will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices)

will be established when an investor is seeking to buy or sell Interests in a secondary transaction, or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information). It is anticipated that secondary trading will occur on a recurring basis though the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. The frequency and duration of the periods of time during which the PPEX ATS will immediately match offers to buy and sell Interests in secondary transactions will be determined by NCPS in its capacity as operator of the PPEX ATS.  In addition, we may elect for certain Series Interests not to trade in secondary transactions; for instance, we intend not to allow Interests in Series #ARSHAM1 to trade on the PPEX ATS, and therefore there will be no liquidity for holders of Interests in Series #ARSHAM1 unless the Manager determines to allow secondary trading at a later date.  Series for which we intend not to allow secondary trading are noted on the Master Series Table in Appendix A.  For the avoidance of doubt, no secondary trading will occur on the Platform, though the Platform is the means by which Investors input and receive information relating to secondary trading (see “Description of the Business – Liquidity Platform” for additional information).

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with trades executed on the PPEX ATS.

With respect to secondary trading via the PPEX ATS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions (see “Description of the Business – Liquidity Platform” for additional information).

The PPEX ATS is the only venue for secondary trading of Series Interests.

To the extent that a trading market for our Interests develops, your ability to trade Series Interests in secondary transactions will be limited by the operability and availability of the PPEX ATS, which is the only venue for secondary trading of Interests. The PPEX ATS may become inoperative (see “The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.” for more detail), or it may become inaccessible to us if NCPS ceases to operate the PPEX ATS or to offer its functionality to us. In either case, the PPEX ATS would no longer be available as a venue for secondary trading, and your ability to resell our Interests could be limited or eliminated, which could delay, or prevent entirely, any return on your invested capital. See “There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.” for more details.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

We do not expect to generate any revenues at the Company or Series level for some time, and we rely on RSE Markets to fund our operations.

We do not expect to generate revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. Until such time as the Company or a Series generates revenue, we will be completely reliant on RSE Markets, through the Asset Manager and the Manager, to fund our operations.

Although we believe RSE Markets has sufficient capital resources and sources of liquidity to perform its obligations for the foreseeable future, there can be no assurance that RSE Markets will be able to maintain sufficient capital to satisfy its obligations in future periods. RSE Markets’ capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. If RSE Markets’ liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the obligations with respect to the Company, for at least one year, the Company may receive audit reports that contain an emphasis of matter paragraph as to its ability to continue as a going concern, which would likely have a material adverse effect on the value of our Interests.

We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business.  Further, elevated inflation may negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs.  In addition, the effects of inflation on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits.  If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If there are deficiencies in our internal controls, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests via the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Commission (the “SEC

Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to have previously operated as a securities exchange or alternative trading system, we may be subject to monetary penalties.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) operated by the Asset Manager may have previously operated as a securities exchange or alternative trading system under the Exchange Act and the matter is under investigation by the SEC Staff. The SEC may require the Company or its affiliates to pay monetary penalties and/or subject us to censure or other requirements that may have a material adverse effect on the Asset Manager.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in the Interests. In particular, the 2017 Tax Cuts and Jobs Act (the “Tax Act”), signed into law in 2017, includes major changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. In addition, recently enacted legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), made technical corrections, or temporary modifications, to certain of the provisions of the Tax Act. Additional changes to the tax laws are likely to continue to occur, and the Company cannot assure Investors that any such changes will not adversely affect their taxation, the investment in the Interests or the market value or the resale potential of the Company’s Assets. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act and CARES Act, on their investment in the Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Interests.

If a Series cannot be treated as a corporation for tax purposes, Investors may be taxed as partners in a partnership.

The rule that a separate series of a limited liability company is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701-1(a)(5)). This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form. If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.

Risks Specific to the Industry and the Asset Class

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform and the PPEX ATS will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the PPEX ATS has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments made by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark.  Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Collectible Assets, some may be relatively easy to replicate or otherwise forge.  In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete.  As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.  While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm.  In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia.  Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied.  The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate.  A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value. Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can be sold only to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Demand for the assets in the Asset Class has been volatile, and potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g., trading cards).  Demand for high value Collectible Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Collectible Assets are most sought after.  Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Collectible Assets.  Given the concentrated nature of the Underlying Assets any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related Series and the amount of distributions made to Interest Holders.

The market for digital assets, including, without limitation, non-fungible tokens (“NFTs”), whether related to digital art or otherwise, is still nascent.  Accordingly, the market for NFTs may not maintain current levels of value or growth. If such levels are not maintained, it may be difficult or impossible for us to resell any underlying NFT asset at a desirable price or at all.  The prices of NFTs have already been subject to dramatic fluctuations, which in turn may materially adversely affect any Series for which the Underlying Asset is an NFT.

There is currently no insurance available for digital assets, and future costly insurance for digital assets may adversely impact the value of related Series and the amount of distributions made to Interest Holders.

There is currently no insurance available for digital assets, and insurance may never be available from traditional providers, so the Manager self-insures underlying digital assets on behalf of the Company.  Accordingly, until traditional insurance is available for digital assets, protection of digital assets through insurance is solely dependent on the Manager, and thus dependent on the Manager’s expertise and performance.

Should traditional insurance become available, the cost of protecting digital assets may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying digital assets.  If costs are higher than expected, resulting expenses could adversely affect the value of the Series, the amount of distributions made to Interest Holders of the Series, potential proceeds from a sale of the related underlying digital asset (if any) and any capital proceeds returned to Investors after paying for any outstanding liabilities.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of digital assets that may be issued.  Because of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen.

For example, the consensus protocol for processing transactions may change, and transactions in digital assets may not be processed as presently contemplated in the period during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets. Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, legislatures and regulatory agencies could prohibit the use of current or future cryptographic protocols that could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

•the extent to which current interest in digital assets represents a speculative “bubble”;

•general economic conditions in the United States and the world;

•the regulatory environment relating to digital assets and blockchains; and

•a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the Series related to the digital Underlying Asset, as well as decrease the likelihood of any distributions being made by us to the Investors. The value of specific underlying digital assets, and consequently the value of related Series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Currently, most NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks, other changes, such as upgrades to Ethereum’s blockchain or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of any underlying NFT assets based on Ethereum blockchain.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects investors and our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. Existing laws and regulations may apply to digital assets in ways that are uncertain or that could impair the value of digital assets in which we invest as Underlying Assets. Additionally, as digital assets have grown in both popularity and market size, governments have reacted differently to digital assets. Various legislative and executive bodies in the United States, and other countries, have enacted or adopted, or are considering enacting or adopting, laws, regulations, guidance, or other actions that could adversely impact the Company and the value of the digital assets in which we may invest as Underlying Assets. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against the Company. New or changing laws and regulations or interpretations of existing laws and regulations could have material adverse consequences to you and the Company, including the transferability of digital assets, the value of digital assets, the liquidity and market price of digital assets, and your ability to access marketplaces that trade digital assets.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the PPEX ATS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models could limit our share of the market.

With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future.  There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.  Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that have developed business models similar to ours for comparable or other alternative asset classes.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to changes in the general sentiment of the underlying fan base and other changes.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.  For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base.  However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets.  For instance, the NHL strike of 1994-1995 caused a loss of fan interest.  Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success. Various forms of Collectible Assets go in and out of favor with collectors.

The value of a Collectible Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Collectible Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Collectible Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance, and the value of the Underlying Asset and the Series that relates to that Underlying Asset may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  Insurance may not cover all losses, and there can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable.  Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Digital assets in which we may invest are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein.  Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and is meant to be kept private.

As such, digital assets are vulnerable to loss.  Particularly, if the Manager (or other custodian, as applicable) loses the key and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost.  While the Manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable).  Further, while the Manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale, transfer or use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner.  Accordingly, digital asset transactions may be irreversible, and the Manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches.  Losses due to fraudulent or accidental transactions may not be recoverable.

Ownership of underlying digital assets is recorded via blockchain technology, which may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code.  Such vulnerabilities may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on blockchain technology to operate and are therefore subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.  Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets.  As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of digital Underlying Assets will be uninterrupted or fully secure.  Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to, Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction process for Collection Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests may be highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Collectible Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol-related Underlying Asset can also be tested for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences.  The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. The use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, either directly or through additional Series, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring, either directly or through additional Series, a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment processes or an inability to source original parts may adversely affect the value of the Underlying Assets.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or inauthentic parts may decrease the value of the Underlying Asset.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of the ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related Series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset as its Underlying Asset is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control.  There is no assurance that Investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class.  There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets are useful and economically viable over time.

The prices of digital assets are extremely volatile, and such volatility may have a material adverse effect on the value of digital Underlying Assets, the value of related Series and the amount of distributions made to Interest Holders.

The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of digital Underlying Assets may also be highly volatile, which in turn may result in a decline in value of the related Series and the amount of distributions made to Interests Holders of such Series.  Several factors may influence the market price of digital Underlying Assets, including, but not limited to:

•the availability of an exchange or other trading platform for digital assets;

•general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

•changes in the software, software requirements or hardware requirements underlying any digital assets;

•interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

•investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

•coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

•regulatory measures, if any, that affect the use or holding of digital assets;

•global or regional political, economic or financial events and situations; and

•expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any digital Underlying Assets.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-

known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork.  The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not itself include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, acceptance, adoption and usage of the applicable blockchain.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety or decide to list the asset for sale at auction. If the Manager, with the advice of the Advisory Board, deems the sale or auction listing to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Manager and the Advisory Board deem the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Manager and Advisory Board’s decision.

Risks Relating to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

If we need more capital to finance our operations, including operations focused on a particular Underlying Asset, we may raise it through a follow-on offering involving the issuance of additional Interests in one or more Series. Additionally, we may induce third-party service providers, including potential operating partners, to contract with us by promising to issue additional Interests in one or more Series after the initial Offering of Interests in a Series.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. Investors do not have preemptive rights, unless otherwise indicated in the relevant Series Designation. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Operating Agreement reduces or eliminates duties (including fiduciary duties) of the Manager

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

Lack of conflicts of interest policy

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board was the seller of the Underlying Asset. The Manager believes the purchase price of the Series Ford Mustang 7-Up Edition to be fair market value.

An Asset Seller may be issued Interests in a Series as part of the total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor). In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board retained a minority equity stake in the Underlying Asset.

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform or the PPEX ATS.  In that case, the Asset Manager, or its affiliate, would potentially be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that a divergence of interests would arise between the Asset Manager and those Investors. For example, if an Underlying Asset did not appreciate in value, this would impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or an affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases). For the avoidance of doubt, no Rally Entity operates a venue for facilitating secondary trading of Interests

Ownership of multiple Series of Interests

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the PPEX ATS or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce costs due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of collectible even though the Company will own many different kinds of collectibles).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the costs or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors

The Manager or its affiliates are obligated to purchase a minimum of one (1) Interest of each Offering, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. For example, during the Offering for Series #11BM1, the Manager acquired a total of 43% of Interests issued. See “Principal Interest Holders” for additional information.

The Manager, the Asset Manager or the Platform may receive sponsorship from Collectible Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset should an offer to acquire full ownership of the Underlying Asset be received.  As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Collectible Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Collectible Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may generate lower immediate returns than other potential utilization strategies.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

The terms of the Operating Agreement limit our ability to end our relationship with the Manager.

Under the terms of the Operating Agreement, we may terminate the Manager following an affirmative vote of two-thirds of the Company’s Investors under certain circumstances, which are described under “Removal of the Managing Member” and are limited to instances in which the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. Unsatisfactory financial performance alone does not provide a basis for removal of the Manager under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Collectible Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owned by the Company.

Lack of separate counsel for the Rally Entities and their respective affiliates

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent one or more of the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or one or more of the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1 to the Offering Statement of which this Offering Circular forms a part.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities and transactions between Rally Entities

The officers and directors of RSE Markets, which is the sole member of the Asset Manager for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including three other series limited liability companies with similar businesses: RSE Archive, LLC, which commenced principal operations in 2019 and primarily operates in the memorabilia and collectibles asset class; RSE Innovation, LLC, which commenced principal operations in 2021 and primarily operates in the intangibles asset class; and RSE Portfolio, LLC, which commenced principal operations in 2022 and primarily operates in the real estate asset class. These separate entities all require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that Rally Holdings has sufficient professionals to fully discharge its responsibilities to the Rally entities for which it serves as Asset Manager.

In addition, the Company has entered into certain assignment and assumption agreements with RSE Archive, pursuant to which RSE Archive has assigned all of its rights, title and interest in certain Underlying Assets to the Company. For each Series with respect to which the Company acquired the Underlying Asset pursuant to an assignment and assumption agreement with RSE Archive, such assignment and assumption is noted in the paragraph immediately preceding the Series Detail Table relating to each such Underlying Asset in Appendix B.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of one (1) Interest in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than one (1) Interest in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Collection Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager).  The Asset Manager also owns and operates the Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants.  Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically.  We intend for the initial sales of the Interests to occur principally through the Platform.  However, the Company may offer directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  In addition, within two calendar days of the qualification date of an Offering, the Company may sell some of the Interests on a limited basis.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The Company has engaged the BOR, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services.  As compensation, the Company has agreed to pay the BOR a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA.  In addition, the Company has paid the BOR a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by the BOR, such as, among other things, preparing the FINRA filing.  The BOR will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company.  In addition, the Company will pay a one-time $5,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.  The Company will also fund $13,750 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $75,000,000 of issuance in the upcoming twelve-month period.  The BOR will monitor all compensation, from any source, and will ensure that its total compensation for each Offering, and all Offerings, does not exceed 8% of the total offering proceeds, in the aggregate.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA.  The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR nor any other entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of January 31, 2023 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,780	$69,400	$1,049	$0	$787	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$3,871	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$3,326	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$5,206	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$3,386	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$2,041	($444)	$118,500	$59.25	2,000
#90FM1 (1)	$771	$14,500	$90	$500	$286	$464	$16,500	$8.25	2,000
#83FB1	$2,771	$330,000	$2,522	$2,625	$2,806	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$2,544	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,771	$460,000	$3,487	$3,713	$28,586	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,271	$100,000	$793	$810	$1,786	$1,944	$108,000	$54.00	2,000
#99LE1	$2,271	$62,100	$510	$521	$2,171	$1,770	$69,500	$34.75	2,000
#91MV1	$1,271	$33,950	$279	$500	$1,487	$600	$38,000	$19.00	2,000
#92LD1	$2,771	$146,181	$1,114	$1,238	$11,721	$2,219	$165,000	$55.00	3,000
#94DV1	$2,271	$52,500	$388	$500	$287	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,286	$115,000	$542	$934	$562	$2,474	$124,500	$62.25	2,000
#11BM1	$3,286	$78,500	$567	$630	$1,286	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,786	$610,000	$4,305	$4,763	$2,439	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,301	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,465	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$286	$1,553	$126,000	$63.00	2,000
#76PT1	$2,286	$179,065	$1,382	$1,424	$3,737	$1,793	$189,900	$63.30	3,000
#75RA1	$3,036	$75,000	$586	$630	$903	$3,732	$84,000	$28.00	3,000
#65AG1	$3,700	$170,000	$1,272	$1,339	$286	$1,903	$178,500	$89.25	2,000
#61JE1	$3,286	$235,000	$1,661	$1,845	$388	$3,858	$246,000	$82.00	3,000
#90MM1	$2,986	$22,000	$196	$500	$1,187	$918	$26,600	$5.32	5,000
#65FM1	$3,000	$75,000	$619	$619	$997	$1,966	$82,500	$41.25	2,000
#88PT1	$5,344	$61,875	$495	$500	$1,196	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,550	$570,000	$4,481	$4,481	$2,236	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$2,652	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,083	$669	$145,000	$72.50	2,000

#61MG1	$4,197	$325,000	$2,550	$2,550	$590	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$1,188	$2,875	$52,500	$26.25	2,000
#80PN1	$5,300	$45,750	$480	$500	$1,638	($4,030)	$48,000	$9.60	5,000
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,811	$3,115	$292,000	$146.00	2,000
#MEEB11275	$500	$140,407	$1,600	$1,200	$154	$16,139	$160,000	$8.00	20,000
#82TAYLOR	$400	$10,200	$130	$500	$0	$1,538	$13,000	$6.50	2,000
#HOLMES	$400	$20,000	$250	$500	$100	$3,458	$25,000	$10.00	2,500
#HULK180	$300	$36,000	$420	$500	$146	$4,342	$42,000	$4.20	10,000
#05JAYZ	$300	$15,600	$185	$500	$218	$1,459	$18,500	$5.00	3,700
#JUSTINIAN	$600	$15,000	$180	$500	$0	$1,720	$18,000	$9.00	2,000
#67ICEBOWL	$354	$7,500	$100	$500	$46	$1,262	$10,000	$5.00	2,000
#DKCOUNTRY	$300	$13,200	$180	$500	$366	$3,162	$18,000	$6.00	3,000
#FALCON	$355	$42,834	$500	$500	$110	$5,420	$50,000	$5.00	10,000
#MARIOWRLD	$424	$144,000	$1,650	$1,238	$143	$17,264	$165,000	$5.00	33,000
#82AV1	$3,400	$285,000	$2,975	$2,231	$1,364	$2,530	$297,500	$20.00	14,875
#SUPERBWL1	$365	$19,500	$240	$500	$35	$3,079	$24,000	$6.00	4,000
#MEEB7985	$500	$33,962	$380	$500	$84	$2,574	$38,000	$5.00	7,600
#BONDWATCH	$300	$71,388	$800	$600	$0	$3,320	$80,000	$4.00	20,000
#95FF1	$5,000	$105,000	$0	$0	$3,488	$5,962	$120,000	$10.00	12,000
#MAYC857	$500	$48,492	$540	$500	$75	$3,893	$54,000	$5.00	10,800
#PUNK2981 (1)	$600	$290,000	$3,100	$2,325	$0	$13,975	$310,000	$5.00	62,000
#WOW2221	$500	$25,461	$280	$500	$66	$1,193	$28,000	$7.00	4,000
#NIKON1	$300	$23,438	$280	$500	$762	$2,720	$28,000	$4.00	7,000
#LOTF	$400	$11,000	$140	$500	$392	$1,568	$14,000	$7.00	2,000
#DOOD6778	$501	$28,342	$300	$500	$17	$340	$30,000	$5.00	6,000
#BAKC7820	$551	$28,743	$300	$500	$49	($143)	$30,000	$5.00	6,000
#NBAJAM (1)	$400	$42,000	$470	$500	$292	$3,338	$47,000	$5.00	9,400
#SANDBOX1	$500	$101,424	$1,050	$788	$63	$1,175	$105,000	$5.00	21,000
#WOW6586	$500	$49,742	$520	$500	$28	$711	$52,000	$5.00	10,400
#AZUKI6704	$500	$30,434	$320	$500	$18	$228	$32,000	$5.00	6,400
#58PELE4	$320	$42,000	$480	$500	$280	$4,420	$48,000	$6.00	8,000
#OBAMABALL	$320	$99,000	$1,050	$788	$280	$3,563	$105,000	$10.00	10,500
#BART	$320	$17,400	$210	$500	$280	$2,290	$21,000	$7.00	3,000
#HOMER	$320	$17,400	$210	$500	$280	$2,290	$21,000	$7.00	3,000
#SI1	$402	$7,700	$100	$500	$198	$1,100	$10,000	$2.00	5,000
#GOLD1	$381	$13,750	$160	$500	$443	$766	$16,000	$4.00	4,000
#VERSTAPP1	$402	$29,402	$320	$500	$198	$1,178	$32,000	$8.00	4,000
#96TIGER	$476	$49,037	$550	$500	$124	$4,163	$55,000	$5.00	11,000
#88ZELDA	$402	$54,000	$600	$500	$198	$4,300	$60,000	$5.00	12,000
#STARWARS3	$402	$22,800	$260	$500	$198	$1,840	$26,000	$10.00	2,600

#YEEZY	$400	$32,000	$400	$500	$424	$4,662	$40,000	$8.00	5,000
#MAYC9114	$500	$84,357	$875	$656	$45	$1,066	$87,500	$5.00	17,500
#VFRNDS1 (1)	$545	$250,000	$2,750	$2,063	$480	$19,162	$275,000	$10.00	27,500
#MBIRD2754	$500	$76,328	$600	$500	$36	($17,964)	$60,000	$5.00	12,000
#VEEFRND1	$500	$39,054	$336	$500	$51	($6,841)	$33,600	$5.00	6,720
#TREASURE	$300	$18,750	$225	$500	$481	$2,244	$22,500	$5.00	4,500
#MACWORLD1	$1,030	$201,021	$2,250	$1,688	$1,338	$17,673	$225,000	$11.25	20,000
#KENNERSET	$323	$10,251	$125	$500	$277	$1,024	$12,500	$10.00	1,250
#LEDZEPP1	$402	$42,000	$480	$500	$198	$4,420	$48,000	$6.00	8,000
#VEEVIPER	$400	$70,000	$750	$563	$509	$2,779	$75,000	$5.00	15,000
#BEEPLE1	$500	$75,161	$680	$510	$45	($8,896)	$68,000	$5.00	13,600
#WARHOL1	$2,800	$151,308	$1,700	$1,275	$9,557	$3,359	$170,000	$10.00	17,000
#GAMEBOY	$400	$20,000	$225	$500	$509	$866	$22,500	$5.00	4,500
#CROESUS	$429	$57,600	$640	$500	$477	$4,355	$64,000	$8.00	8,000
#SACHS1	$500	$24,588	$215	$500	$43	($4,346)	$21,500	$10.00	2,150
#32RUTH	$327	$85,000	$950	$713	$273	$7,738	$95,000	$5.00	19,000
#ELON1	$400	$6,000	$75	$500	$318	$207	$7,500	$2.00	3,750
#105.ETH	$500	$54,946	$400	$500	$35	$0	$40,000	$4.00	10,000
#R2D2	$300	$7,696	$100	$500	$348	$1,056	$10,000	$5.00	2,000
#VADER	$334	$6,000	$75	$500	$304	$287	$7,500	$5.00	1,500
#WARHOL2	$2,178	$59,741	$650	$500	$1,022	$909	$65,000	$10.00	6,500
#JEKYLL	$400	$16,250	$200	$500	$481	$2,169	$20,000	$4.00	5,000
#BUFFETT1	$367	$13,000	$150	$500	$632	$351	$15,000	$3.00	5,000
#DRACULA10	$308	$35,000	$400	$500	$572	$3,220	$40,000	$10.00	4,000
#PAPPY1	$771	$11,827	$140	$500	$1,330	($567)	$14,000	$7.00	2,000
#1857COIN	$400	$22,900	$250	$500	$363	$587	$25,000	$5.00	5,000
#94CSI	$3,099	$125,000	$1,425	$1,069	$3,093	$8,814	$142,500	$14.25	10,000
#ANDYPELE	$400	$24,000	$260	$500	$477	$363	$26,000	$4.00	6,500
#BOBAFETT	$355	$22,960	$260	$500	$409	$1,517	$26,000	$10.00	2,600
#ELVIS	$320	$34,800	$400	$500	$280	$3,700	$40,000	$8.00	5,000
#GBOYCOLOR	$331	$5,100	$65	$500	$307	$197	$6,500	$4.00	1,625
#JETFIRE	$300	$6,432	$85	$500	$447	$736	$8,500	$5.00	1,700
#GRATEFUL1 (1)	$300	$110,000	$1,250	$938	$300	$12,213	$125,000	$10.00	12,500
#BOBAPROTO (1)	$300	$138,750	$1,500	$1,125	$300	$8,025	$150,000	$10.00	15,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through January 31, 2023.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

The Plan of Distribution table below represents Offerings with no Closing as of January 31, 2023, and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#35MICKEY	$300	$5,040	$65	$500	$300	$295	$6,500	$10.00	650
#SCARFACE	$300	$17,500	$200	$500	$300	$1,200	$20,000	$10.00	2,000
#GIJOE2	$300	$9,741	$120	$500	$300	$1,040	$12,000	$10.00	1,200
#CAPTAIN1 (1)	$300	$254,375	$2,750	$2,063	$300	$15,213	$275,000	$10.00	27,500
#BASQUIAT1	$300	$251,100.00	$2,700	$2,025	$300	$13,575	$ 270,000.00	$10.00	27,000
#DRYOSAUR	$300	$511,500.00	$5,500	$4,125	$300	$28,275	$550,000.00	$10.00	55,000

Note: Table does not include (i) any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through January 31, 2023, or (ii) any Offerings that have not been qualified by the Commission as of January 31, 2023. Amounts are based on the assumption that 100% of Interests in each Offering are sold.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the respective Series Detail Table in Appendix B, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates, and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated. Similarly, Series designated with a consignment agreement are acquired though an independent consignment agreement for each such Series. The individual consignment agreements function in substantially the same manner as purchase option agreements, except that the Company takes possession of the Underlying Assets before a Closing occurs.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated May 3, 2022 (the “Transfer Agent Agreement”).

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of one (1) Interest of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase more than one (1) Interest of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

 The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated October 7, 2021, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series, and, based upon such review, provide a determination to the Company whether or not to accept the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed to pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to an amended and restated custody agreement dated May 3, 2022, by and among the Company, the Custodian and the Transfer Agent (the “Amended and Restated Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Amended and Restated Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

SouthState Bank, N.A. (as successor in interest to Atlantic Capital Bank, N.A.), serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of December 8, 2021, on behalf of each Series (as amended, the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.  Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.10 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business—Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except as otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except as otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. For additional information about the compensation to be paid to the BOR, see “Plan of Distribution and Subscription Procedure – Plan of Distribution,” above.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering shall not exceed the amount described in the Master Series Table in Appendix A for each Series, and in respect of any other Offering, shall not exceed such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying

Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing of the Offering with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Collectible Asset market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value of Collectible Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. For the avoidance of doubt, secondary trading in Interests is facilitated solely through the PPEX ATS, and with respect to secondary trading, the Platform is solely a user interface by which Investors access the PPEX ATS. In addition Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

The Company’s core competency is the identification, acquisition, marketing and management of Collectible Assets for the benefit of the Investors. In addition, through the use of the Platform and the PPEX ATS, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in the Asset Class. The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS, aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests, the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), or otherwise, although there can be no guarantee that a secondary market will ever develop, through the PPEX ATS, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies or commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Collectible Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs is to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. We believe the Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, facilitate a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

The Manager and Asset Manager operate the Membership Experience Programs. To date, revenues generated from Membership Experience Programs have been minimal, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been demonstrated.

Our objective is to become the leading marketplace for investing in collector quality Collectible Assets and, through the Platform, and the PPEX ATS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Collectible Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Collectible Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Collectible Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table in Appendix A.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests across all Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Company’s allocation policy (see “Allocations of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table in Appendix A. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table in Appendix A, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance.  For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various forms of Collectible Assets.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that the Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Manager’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through the Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards), and other related records.  The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Manager’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform and the PPEX ATS, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Additionally, with respect to digital assets, we may consider other factors when evaluating specific digital assets to purchase. For example, we will aim to purchase digital assets that are part of projects with broad appeal and recognizable significance, created by high-profile and memorable artists and developers. We may also evaluate the known and verifiable ownership history and provenance of a particular asset and how long it has existed. We will also consider which blockchain network a particular asset is stored and verified on, aiming to only acquire assets stored on reputable underlying network protocols, such as Ethereum. Our current preference for assets stored on the Ethereum blockchain is based on its proven efficacy in hosting NFTs and its smart-contract functionality.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods, including:

1)Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4)Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement, a purchase option agreement, or a consignment agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset are noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the PPEX ATS (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset.  In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  In addition, if the Manager, with advice from the Advisory Board, believes that an Underlying Asset is worth more than the value reflected by its then-current trading price or the price at which it was initially offered to investors, the Manager may decide to offer the Underlying Asset for sale at an auction or actively solicit bids from third parties or otherwise. As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates have entered into an arrangement with NCPS and its affiliates to facilitate the transfer of Interests issued by the Company on the PPEX ATS. The PPEX ATS was established in the fourth quarter of 2021 as a venue for secondary trading of Series Interests and provides Investors an efficient means to buy and sell Series Interests in secondary transactions. The Manager has entered into an arrangement with the Executing Broker that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates potential resale transactions in Interests.  The facilitation of resale transactions in Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS owned and operated by NCPS.  NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager facilitates, executes or transmits any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Frequency of Facilitation

From time to time, and at any time, isolated non-issuer transactions for one or more Series of Interests may be executed during established trading hours. Investors can submit bid and ask quotes on the Platform at any time, which the Executing Broker submits on the PPEX ATS, but no matching of buyers and sellers will occur other than during market hours as established by the PPEX ATS.  Bid and ask quotes submitted during market hours may be matched immediately.  Orders are matched by the PPEX ATS and executed on the PPEX ATS through the Executing Broker in accordance with the rules established by the PPEX ATS.  After orders are matched, the Executing Broker will provide instructions regarding the transfer of Interests between Investor accounts to the Custodian, who will clear and close all transfers of Interests during market hours.  When a trade is executed, the appropriate information is submitted back to the Platform and reflected for each Interest Holder.  For executed trades, trading participants instruct the Transfer Agent to transfer shares and the third-party holder of investor funds to transfer funds.  The Executing Broker does not itself settle trades.

User Interface and Role of the Platform

For the purposes of facilitating secondary transactions in Interests, the Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker to buy and sell Interests on their behalf as matched on the PPEX ATS.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform is to be originated by the Investor and communicated directly to the Executing Broker. Neither the Company nor any other Rally Entity acts as a broker or dealer or routes any orders to the Executing Broker or the Custodian, and none of them makes any direction or recommendation as to the purchase or sale of any Interests. In addition, neither the Executing Broker nor NCPS makes any recommendation as to the purchase or sale of any Interests. Neither the Company, the Rally Entities nor NCPS, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Agreements Relating to the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  After the expiration of the initial two-year term, the Company will have the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months.

In addition, on October 21, 2021, the Asset Manager entered into a Software and Services License Agreement with North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), pursuant to which the Company is licensed to use certain technology to facilitate the operation of the Platform with the PPEX ATS as described above.  The Asset Manager will pay NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Executing Broker is licensed to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We anticipate engaging a digital asset custodian in the future to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 446 Broadway, 2nd Floor, New York, NY 10013 and the Asset Manager presently has approximately thirty-five full-time employees and part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company, any of its affiliates or any Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines. See “Risk Factors.”

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors—Risks Relating to the Offerings—If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission” and “Risk Factors—Risks Relating to the Offerings—If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.””

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely acts as the user interface for facilitating secondary trading of Interests on the PPEX, which is neither owned nor operated by the Company or its affiliates. Communicating through the Platform, users may offer to buy and sell Interests that are then matched by and executed on the PPEX ATS through the Executing Broker in accordance with the rules established by the PPEX ATS. All trading activity is directed by Investors in their sole discretion. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, the Company is currently subject to an SEC investigation related to the potential status of the Platform, in its former capacity as a venue for secondary trading, as an exchange or an ATS.

Today, all secondary transactions in Series Interests are facilitated through the PPEX ATS. See “Description of the Business – Liquidity Platform” for more information.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. The CCPA will become effective in January 2023. Comprehensive state privacy laws will also take effect in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities or any of the directors or executive officers of RSE Markets is, as of the date of this Offering Circular, subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. The table below sets forth a summary of the allocation policy, which is subject to the Manager’s discretion.

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering

Acquisition Expenses	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Initial vehicle registration fee	Allocable directly to the applicable Underlying Asset
	Document fee	Allocable directly to the applicable Underlying Asset
	Title fee	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Inspection	Allocable pro rata to the number of Underlying Assets
	Refurbishment and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset
Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal expenses related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors. Under the terms of the allocation policy, the Manager may elect not to allocate certain expenses in the manner described above if it determines such allocation not to be in the best interests of the Company.

MANAGEMENT

Manager

The Manager of the Company is RSE Collection Manager, LLC, a Delaware limited liability company formed on March 16, 2021.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of Rally Holdings. The Asset Manager is also the Asset Manager for RSE Archive, a series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019; RSE Innovation, LLC, a series limited liability company with a similar business in the intangible asset class, which commenced principal operations in 2021; and RSE Portfolio, LLC, a series limited liability company with a similar business in the real estate asset class, which commenced principal operations in 2022. While the Asset Manager thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or consignment agreements, purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third-party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President, Director, CEO	05/2016
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Ramaneek Khanna	51	Chief Technology Officer	06/2022
Aditi Maliwal	33	Director	09/2022
Joshua Silberstein	46	Director	10/2016
Ryan Sweeney	44	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder, Chief Executive Officer, President and Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Ramaneek Khanna, Chief Technology Officer

Ramaneek is a technologist, executive and engineer at heart with extensive experience creating and evolving innovative products across multiple industries and building and scaling world class engineering organizations.  Prior to joining Rally, Ramaneek was CTO at fintech startup Earnin from 2015 to 2020. During that time he and his team built a product that grew in scale to unlock access for people to over $10B of their earnings. Ramaneek has also held the role of VP of Software Engineering at Nesos, a medtech startup that attempted to alleviate debilitating diseases related to the body’s autoimmune response. Ramaneek operated in this role from 2021 to 2022.

After joining multiple startups earlier in his career that were acquired by companies such as Microsoft and Dell, Ramaneek cofounded Duff Research, where he worked from 2009 to 2013. Duff Research was a mobile app development company that created numerous well known apps, including the Tivo iPad app, Adidas MiCoach, the Nest Android app, and many others. Duff Research was acquired by PayPal in 2013, and Ramaneek then went on to lead Consumer Mobile App Development where he was responsible for development of the PayPal app and oversaw substantial innovation in the app, including OneTouch authorization and a revitalized user experience.

Throughout his career, Ramaneek has helped to build products that innovated and have won awards such at Best of Show at CES and a Technical Emmy as well as built mobile apps that have achieved top 10 status in the app store rankings in their categories many times.

Ramaneek has a dozen US patents that cover a wide range of areas including AV synchronization methods, user interface design patents, authentication systems, methods for facilitating purchases from video advertisements and many others.  Ramaneek received his Bachelor of Science degree in Computer and Electrical Engineering from Purdue University.

Aditi Maliwal, Director

Aditi Maliwal has been a partner at Upfront since 2019, leveraging a global perspective to invest in the highest-potential founders and teams.

Before joining Upfront, Aditi was a product manager on the Next Billion Users team at Google, in a hybrid role leading investments in and building product for companies in emerging markets. Previously she worked on the Corporate Development team at Google, leading acquisitions across various sectors including AI, Messaging and Media. Prior to Google she worked in early stage venture at Crosslink Capital leading investments in BetterUp, Chime and PowerToFly, and before that in investment banking at Deutsche Bank, in the technology banking group.

She holds a Bachelor of Arts in Psychology from Stanford University and has lived between India, Hong Kong, Singapore and San Francisco.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a Bachelor of Science in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a Bachelor of Business Administration in Finance and Business Economics from the University of Notre Dame and a Master of Business Administration from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  The executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

RSE Collection Manager, LLC served as Manager of the Company during fiscal year 2022, and its annual compensation for 2022 was as follows:.

Year	Name	Capacities in which compensation was received	Cash compensation	Other Compensation	Total Compensation
2022	RSE Collection Manager, LLC	Manager	$206,759	$0	$206,759

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” in Appendix B for each respective Series. Additional details on Sourcing Fees received by the Manager can be found in the “Use of Proceeds” in Appendix B for each respective Series.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least one (1) Interest acquired on the same terms as the other Investors. The address of the Manager is 446 Broadway, 2nd Floor, New York, NY 10013.

As of December 31, 2022, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interests Owned by Manager (1) (2)	Total Offering Value
#77LE1	4/13/2017	2,000	102 / 5%	$77,700
#69BM1	2/7/2018	2,000	118 / 6%	$115,000
#85FT1	2/15/2018	2,000	112 / 6%	$165,000
#88LJ1	4/12/2018	2,000	117 / 6%	$135,000
#55PS1	6/6/2018	2,000	381 / 19%	$425,000
#95BL1	7/12/2018	2,000	32 / 2%	$118,500
#90FM1 (3)	7/31/2018	2,000	20 / 1%	$16,500
#83FB1	9/5/2018	5,000	50 / 1%	$350,000
#98DV1	10/10/2018	2,000	20 / 1%	$130,000
#93XJ1	11/6/2018	5,000	209 / 4%	$495,000
#02AX1	11/30/2018	2,000	21 / 1%	$108,000
#99LE1	12/4/2018	2,000	45 / 2%	$69,500
#91MV1	12/7/2018	2,000	22 / 1%	$38,000
#92LD1	12/26/2018	3,000	1,440 / 48%	$165,000
#94DV1	12/26/2018	2,000	394 / 20%	$57,500
#72MC1 (3)	1/4/2019	2,000	20 / 1%	$124,500
#11BM1	1/25/2019	2,000	756 / 38%	$84,000
#80LC1 (3)	2/8/2019	5,000	96 / 2%	$635,000
#02BZ1	2/8/2019	3,000	1,202 / 40%	$195,000
#88BM1	2/25/2019	3,000	1,229 / 41%	$141,000
#63CC1	3/18/2019	2,000	20 / 1%	$126,000
#76PT1	3/22/2019	3,000	45 / 2%	$189,900
#75RA1	4/9/2019	3,000	146 / 5%	$84,000
#65AG1	4/16/2019	2,000	21 / 1%	$178,500
#61JE1	4/26/2019	3,000	405 / 14%	$246,000
#90MM1	4/26/2019	5,000	63 / 1%	$26,600
#88PT1	7/18/2019	2,200	22 / 1%	$66,000
#65FM1	7/18/2019	2,000	20 / 1%	$82,500
#94LD1	8/6/2019	5,000	156 / 3%	$597,500
#99SS1	9/11/2019	1,000	25 / 3%	$137,500
#94FS1	9/17/2019	2,000	32 / 2%	$145,000
#61MG1	9/30/2019	5,000	541 / 11%	$340,000
#92CC1	10/2/2019	2,000	83 / 4%	$52,500
#80PN1	11/6/2019	5,000	55 / 1%	$48,000

#88LL1	12/8/2019	2,000	456 / 23%	$292,000
#05JAYZ	1/10/2022	3,700	37 / 1%	$18,500
#MEEB11275	1/10/2022	20,000	200 / 1%	$160,000
#HULK180	1/10/2022	10,000	100 / 1%	$42,000
#JUSTINIAN	1/10/2022	2,000	20 / 1%	$18,000
#HOLMES	1/10/2022	2,500	25 / 1%	$25,000
#82TAYLOR	1/10/2022	2,000	20 / 1%	$13,000
#DKCOUNTRY	1/14/2022	3,000	30 / 1%	$18,000
#FALCON	1/14/2022	10,000	100 / 1%	$50,000
#67ICEBOWL	1/14/2022	2,000	20 / 1%	$10,000
#MARIOWRLD	1/18/2022	33,000	330 / 1%	$165,000
#82AV1	2/7/2022	14,875	149 / 1%	$297,500
#MEEB7985	3/2/2022	7,600	76 / 1%	$38,000
#SUPERBWL1	3/2/2022	4,000	40 / 1%	$24,000
#PUNK2981 (3)	3/22/2022	62,000	620 / 1%	$310,000
#95FF1	3/22/2022	12,000	120 / 1%	$120,000
#BONDWATCH	3/22/2022	20,000	200 / 1%	$80,000
#MAYC857	3/23/2022	10,800	108 / 1%	$54,000
#WOW2221	3/30/2022	4,000	40 / 1%	$28,000
#NIKON1	4/8/2022	7,000	70 / 1%	$28,000
#DOOD6778	4/8/2022	6,000	60 / 1%	$30,000
#LOTF	4/8/2022	2,000	20 / 1%	$14,000
#NBAJAM (3)	4/20/2022	9,400	94 / 1%	$47,000
#BAKC7820	4/20/2022	6,200	60 / 1%	$31,000
#SANDBOX1	5/3/2022	21,000	210 / 1%	$105,000
#AZUKI6704	5/3/2022	6,400	64 / 1%	$32,000
#WOW6586	5/3/2022	10,400	104 / 1%	$52,000
#58PELE4	5/14/2022	8,000	80 / 1%	$48,000
#BART	5/14/2022	3,000	30 / 1%	$21,000
#HOMER	5/14/2022	3,000	30 / 1%	$21,000
#OBAMABALL	5/14/2022	10,500	105 / 1%	$105,000
#SI1	5/14/2022	5,000	50 / 1%	$10,000
#GOLD1	5/14/2022	4,000	40 / 1%	$16,000
#YEEZY	5/24/2022	5,000	50 / 1%	$40,000
#88ZELDA	5/24/2022	12,000	120 / 1%	$60,000
#96TIGER	5/24/2022	11,000	110 / 1%	$55,000
#STARWARS3	5/24/2022	2,600	26 / 1%	$26,000
#VERSTAPP1	5/24/2022	4,000	40 / 1%	$32,000
#MAYC9114	5/27/2022	17,500	175 / 1%	$87,500
#VEEFRIEND (3)	6/12/2022	27,500	275 / 1%	$275,000
#MACWORLD1	6/16/2022	20,000	2,549 / 13%	$225,000

#KENNERSET	6/16/2022	1,250	13 / 1%	$12,500
#VEEFRND1	6/16/2022	6,720	68 / 1%	$33,600
#LEDZEPP1	6/16/2022	8,000	80 / 1%	$48,000
#TREASURE	6/16/2022	4,500	45 / 1%	$22,500
#MBIRD2754	6/16/2022	12,000	120 / 1%	$60,000
#VEEVIPER	6/17/2022	15,000	1,649 / 11%	$75,000
#BEEPLE1	6/28/2022	13,600	136 / 1%	$68,000
#WARHOL1	6/28/2022	17,000	170 / 1%	$170,000
#GAMEBOY	7/25/2022	4,500	45 / 1%	$22,500
#ELON1	8/1/2022	3,750	38 / 1%	$7,500
#32RUTH	8/1/2022	19,000	190 / 1%	$95,000
#CROESUS	8/1/2022	8,000	80 / 1%	$64,000
#SACHS1	8/1/2022	2,150	21 / 1%	$21,500
#R2D2	8/19/2022	2,000	20 / 1%	$10,000
#105.ETH	8/19/2022	10,000	100 / 1%	$40,000
#WARHOL2	8/19/2022	6,500	65 / 1%	$65,000
#VADER	8/19/2022	1,500	15 / 1%	$7,500
#1857COIN	8/26/2022	5,000	50 / 1%	$25,000
#DRACULA10	8/26/2022	4,000	40 / 1%	$40,000
#BUFFETT1	8/26/2022	5,000	50 / 1%	$15,000
#JEKYLL	8/26/2022	5,000	50 / 1%	$20,000
#PAPPY1	8/26/2022	2,000	20 / 1%	$14,000
#GBOYCOLOR	10/3/2022	1,625	17 / 1%	$6,500
#ELVIS	10/3/2022	5,000	51 / 1%	$40,000
#94CSI	10/3/2022	10,000	100 / 1%	$142,500
#JETFIRE	10/3/2022	1,700	17 / 1%	$8,500
#ANDYPELE	10/3/2022	6,500	65 / 1%	$26,000
#BOBAFETT	10/3/2022	2,600	26 / 1%	$26,000
#POPEBALL	11/2/2022	4,750	48 / 1%	$19,000
#54AARON	11/2/2022	17,000	170 / 1%	$170,000
#RABBIT	11/2/2022	10,000	100 / 1%	$46,000
#BOBAPROTO (3)	12/13/2022	15,000	150 / 1%	$150,000
#GRATEFUL1 (3)	12/13/2022	12,500	125 / 1%	$125,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated.  Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Manager must own at least one (1) Interest, which may then be transferred to the Asset Manager.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 446 Broadway, 2nd Floor, New York, NY 10013.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  Christopher Bruno, Chief Executive Officer, President and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Bruno is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the Interests of a Series of the Company.  The following table sets forth information with respect to the number of units of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of June 30, 2022:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#02AX1	Michael Hansen (1)	280	14%
#05JAYZ	Daniel Gross (2)	924	25%
#1857COIN	Eric Smith (3)	536	11%
#63CC1	Julien Williams (4)	200	10%
#67ICEBOWL	Daniel Gross (2)	499	25%
#72MC1	Don Rose (5)	643	32%
#77LE1	Maarten De Jong (6)	200	10%
#80PN1	Christopher Connor (7)	535	11%
#82AV1	Daniel Gross (2)	3,717	25%
#82TAYLOR	Daniel Gross (2)	499	25%
#90FM1	Joseph Amodio (8)	300	15%
#91MV1	Michael Scarpa (9)	447	22%
#94CSI	Lance Yudkin (10)	7,026	70%
#95FF1	Daniel Gross (2)	2,998	25%
#99SS1	Robert Wall (11)	165	17%
#BOBAFETT	Ezra Draper (12)	260	10%
#BOBAPROTO	dennis karjanis (13)	7,500	50%
#BONDWATCH	Daniel Gross (2)	4,000	20%
#DKCOUNTRY	Daniel Gross (2)	749	25%
#DRACULA10	Karminder Singh (14)	400	10%
#FALCON	Daniel Gross (2)	2,499	25%
#GRATEFUL1	Glen Trosch (15)	5,000	40%
#HOLMES	Daniel Gross (2)	624	25%
#HULK180	Daniel Gross (2)	2,499	25%
#JUSTINIAN	Daniel Gross (2)	499	25%
#LOTF	Daniel Gross (2)	200	10%
#MACWORLD1	Daniel Gross (2)	4,998	25%
#MARIOWRLD	Daniel Gross (2)	8,246	25%
#NBAJAM	Darren Rovell (16)	1,410	15%
#NBAJAM	Daniel Gross (2)	940	10%
#NIKON1	Daniel Gross (2)	700	10%
#OBAMABALL	Philip Myerson (17)	1,185	11%
#OBAMABALL	Daniel Gross (2)	1,050	10%

#POPEBALL	Nancy St. Yves (18)	475	10%
#POPEBALL	Daniel Pulecio-Boek (19)	475	10%
#POPEBALL	Michael Heyen (20)	475	10%
#PUNK2981	Sam Gellman (21)	18,600	30%
#RABBIT	Scott Olsen (22)	1,000	10%
#SUPERBWL1	Daniel Gross (2)	600	15%
#VEEFRIEND	Gary Vaynerchuk (23)	6,875	25%
#VERSTAPP1	Daniel Gross (2)	400	10%

(1)Michael Hansen's address is 1767 Grande Park Dr., Englewood, FL 34223

(2)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(3)Eric Smith's address is 125 Carlye Dr, Cranberry Twp, PA 16066

(4)Julien Williams's address is 2333 Port Lerwick Pl, Newport Beach, CA 92660

(5)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(6)Don Rose's address is 37 Warren St, Salem, MA 01970

(7)Maarten De Jong's address is 476 Broadway, New York, NY 10013

(8)Christopher Connor's address is 1266 W Paces Ferry Rd NW, Atlanta, GA 30327

(9)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(10)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(11)Joseph Amodio's address is 174 Sheridan Dr, Tonawanda, NY 14150

(12)Michael Scarpa's address is 531 S Green St, Nazareth, PA 18064

(13)Lance Yudkin's address is 172 Madison Ave, New York, NY 10016

(14)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(15)Robert Wall's address is 158 Center Church Rd, Grove City, PA 16127

(16)Ezra Draper's address is 7409 Royal Crystal St, Las Vegas, NV 89149

(17)Dennis Karjanis's address is 168 Laurel Hill Rd, Branford, CT 06405

(18)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(19)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(20)Karminder Singh's address is 3276 Cranbrook Place, Dublin, CA 94568

(21)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

(22)Glen Trosch's address is 200 Cross Keys Rd, Baltimore, MD 21210

(23)Daniel Gross's address is 510 Madison Ave, New York, NY 10022

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In addition to the transactions described in Item 5 of our Annual Report on Form 1-K for fiscal year 2021, which is incorporated by reference into this Offering Circular, the transactions in which we have participated during the last two completed fiscal years and the current fiscal year involving amounts in excess of the lesser of $120,000 and one percent of the average of our total assets at year end for the last two completed fiscal years are set forth below.

•On May 17, 2022, we sold the Underlying Asset of Series #93FS1 to Christopher Bruno, the CEO, President and a member of the Board of Directors of RSE Markets, for $147,500.  A copy of the Asset Purchase Agreement relating to this sale is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached as Exhibit 2.2 to the Offering Statement of which this Offering Circular forms a part, and the Subscription Agreement, the form of which is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution Rights” below).  The Manager, an affiliate of the Company, will own a minimum of one (1) Interest in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table in Appendix A will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” in Appendix B for each respective Series for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information)  or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the PPEX ATS or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and the “Description of the Business – Liquidity Platform” section for additional information).

Further Issuance of Interests

Only the Series Interests that are not annotated as closed, in the Master Series Table in Appendix A are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. However, the Manager may change the timing of potential distributions in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

(ii)second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

(iii)thereafter, to make distributions, no less than 50% of which (net of corporate income taxes applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his or her assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager; and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any Investors, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and (iii) thereafter, to the Interest Holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer Restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) a change of U.S. federal income tax treatment of the Company or the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the PPEX ATS or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and will exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

The rule that a separate series of a Series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701- 1(a)(5)). This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form. If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular describes all of the material provisions of the documents referred to or pertinent to the matters discussed herein.  However, this Offering Circular does not purport to restate all of the provisions thereof, and potential Investors should read all such documents for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Collection, LLC
446 Broadway, 2nd Floor

New York, NY 10013

E-Mail: hello@rallyrd.com
Tel: (201) 564-0493
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof.  This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B for further details regarding ongoing Offerings.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (5)
#77LE1 (4)		(Not qualified in an Offering Statement)	1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443
#69BM1	8/10/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986
#85FT1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1985 Ferrari Testarossa	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	-$17,859
#88LJ1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Lamborghini Jalpa	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578
#55PS1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	-$3,357
#95BL1	5/24/2018	(Post-Qualification Amendment No. 5 to Offering Statement 1)	1995 BMW E36 M3 Lightweight	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	-$444

#89PS1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1989 Porsche 911 Speedster	Sold -$245,000 Acquisition Offer Accepted on 07/20/2022	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$2,021
#90FM1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1990 Ford Mustang 7Up Edition	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464
#83FB1	3/29/2018	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162
#98DV1	9/17/2018	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Dodge Viper GTS-R	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314
#06FS1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	2006 Ferrari F430 Spider "Manual"	Sold -$227,500 Acquisition Offer Accepted on 05/06/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000 (3)	$774
#93XJ1	3/29/2018	(Post-Qualification Amendment No. 4 to Offering Statement 1)	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	-$7,373
#02AX1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2002 Acura NSX-T	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944

#99LE1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1999 Lotus Esprit Sport 350	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770
#91MV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600
#92LD1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1992 Lancia Delta Integrale Evo "Martini 5"	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219
#94DV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841
#00FM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2000 Ford Mustang Cobra R	Sold -$60,000 Acquisition Offer Accepted on 04/16/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500 (3)	$862
#72MC1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474
#06FG1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2006 Ford GT	Sold -$365,000 Acquisition Offer Accepted on 06/09/2021	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198

#11BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517
#80LC1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	1980 Lamborghini Countach LP400 S Turbo	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216
#02BZ1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2002 BMW Z8	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620
#88BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1988 BMW E30 M3	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226
#63CC1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553
#76PT1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1976 Porsche 911 Turbo Carrera	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793
#75RA1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732

#65AG1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903
#93FS1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1993 Ferrari 348TS Serie Speciale	Sold -$147,500 Acquisition Offer Accepted on 05/17/2022	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272
2003 Porsche 911 GT2				Cancelled / Underlying Asset Sold Pre-Offering (6)
#61JE1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858
#90MM1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1990 Mazda Miata MX-5	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918
#65FM1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966
#88PT1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1988 Porsche 944 Turbo S	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	-$2,214
#94LD1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1994 Lamborghini Diablo SE30 Jota	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251

#99SS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815
#94FS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669
#61MG1	3/6/2019	(Post-Qualification Amendment No. 11 to Offering Statement 1)	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613
#92CC1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875
#89FT1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1989 Ferrari Testarossa	Sold -$330,000 Acquisition Offer Accepted on 04/25/2022	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	-$400
#80PN1	10/23/2019	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1980 Porsche 928	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	-$4,030
#89FG2	10/23/2019	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1989 Ferrari 328 GTS	Sold -$180,000 Acquisition Offer Accepted on 08/18/2022	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719

#88LL1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 Lamborghini LM002	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115
1990 Mercedes 190E 2.5-16 Evo II				Cancelled / Underlying Asset Sold Pre-Offering (6)
#03SS1	12/9/2019	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2003 Saleen S7	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000 (3)	$29,638
1972 Ferrari 365 GTC/4				Cancelled / Underlying Asset Sold Pre-Offering (6)
#MEEB11275	12/6/2021	(Post-Qualification Amendment No. 1 to Offering Statement 2)	Number 11275 Elephant Meebit NFT	Closed	12/6/2021	1/10/2022	$8.00	20,000	$160,000 (3)	$16,139
#82TAYLOR	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	Closed	12/13/2021	1/10/2022	$6.50	2,000	$13,000 (3)	$1,538
#HOLMES	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	Closed	12/13/2021	1/10/2022	$10.00	2,500	$25,000 (3)	$3,458
#HULK180	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	Closed	12/13/2021	1/10/2022	$4.20	10,000	$42,000 (3)	$4,342

#05JAYZ	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	Closed	12/20/2021	1/10/2022	$5.00	3,700	$18,500 (3)	$1,459
#JUSTINIAN	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	Closed	12/20/2021	1/10/2022	$9.00	2,000	$18,000 (3)	$1,720
#67ICEBOWL	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1967 Full Ticket from the Ice Bowl graded PSA 8	Closed	12/27/2021	1/14/2022	$5.00	2,000	$10,000 (3)	$1,262
#DKCOUNTRY	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	Closed	12/27/2021	1/14/2022	$6.00	3,000	$18,000 (3)	$3,162
#FALCON	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	Closed	12/27/2021	1/14/2022	$5.00	10,000	$50,000 (3)	$5,420
#MARIOWRLD	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1991 SNES Super Mario World Video Game graded Wata 9.4 A	Closed	12/13/2021	1/18/2022	$5.00	33,000	$165,000 (3)	$17,264
#82AV1	11/15/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1982 Aston Martin V8 Vantage 'Oscar India'	Closed	11/16/2021	2/7/2022	$20.00	14,875	$297,500 (3)	$2,530

#SUPERBWL1	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	1967 Super Bowl I Full Ticket graded PSA 5	Closed	2/9/2022	3/2/2022	$6.00	4,000	$24,000 (3)	$3,079
#MEEB7985	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	Closed	2/9/2022	3/2/2022	$5.00	7,600	$38,000 (3)	$2,574
#BONDWATCH	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	Closed	12/20/2021	3/22/2022	$4.00	20,000	$80,000 (3)	$3,320
#95FF1	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1995 Ferrari 355 Spider	Closed	12/27/2021	3/22/2022	$10.00	12,000	$120,000 (3)	$3,862
#MAYC857	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	Closed	2/9/2022	3/23/2022	$5.00	10,800	$54,000 (3)	$3,893
#PUNK2981	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2981 CryptoPunk NFT with Welding Goggles	Closed	2/18/2022	3/22/2022	$5.00	62,000	$310,000 (3)	$13,975
#WOW2221	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2221 World of Women NFT with Golden Bib Necklace	Closed	2/18/2022	3/30/2022	$7.00	4,000	$28,000 (3)	$1,193

#NIKON1	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1949 Nikon One Camera in Condition ‘B/A’	Closed	2/18/2022	4/8/2022	$4.00	7,000	$28,000 (3)	$2,720
#LOTF	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1954 1st Edition copy Lord of the Flies by William Golding	Closed	3/14/2022	4/8/2022	$7.00	2,000	$14,000 (3)	$1,568
#DOOD6778	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6778 Doodle NFT with Holographic Mohawk	Closed	3/30/2022	4/8/2022	$5.00	6,000	$30,000 (3)	$340
#BAKC7820	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 7820 Bored Ape Kennel Club NFT with Jetpack	Closed	2/18/2022	4/20/2022	$5.00	6,000	$30,000 (3)	-$143
#NBAJAM	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1994 Sega Genesis NBA Jam Video Game graded Wata 9.8 A++	Closed	3/14/2022	4/20/2022	$5.00	9,400	$47,000 (3)	$3,338
#SANDBOX1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	The Sandbox ESTATE with a bundle of 9 LAND NFTs	Closed	3/30/2022	5/3/2022	$5.00	21,000	$105,000 (3)	$1,175
#WOW6586	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6586 World of Women NFT with Golden Skin Tone	Closed	3/30/2022	5/3/2022	$5.00	10,400	$52,000 (3)	$711

#AZUKI6704	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6704 Azuki NFT with Glowing Eyes	Closed	3/30/2022	5/3/2022	$5.00	6,400	$32,000 (3)	$228
#58PELE4	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1958 Pele World Cup Debut Ticket Stub graded PSA 1.5	Closed	4/4/2022	5/14/2022	$6.00	8,000	$48,000 (3)	$4,420
#OBAMABALL	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony	Closed	3/30/2022	5/14/2022	$10.00	10,500	$105,000 (3)	$3,563
#BART	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Bart Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#HOMER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Homer Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#SI1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1954 Sports Illustrated #1 graded CGC 9.8	Closed	4/11/2022	5/14/2022	$2.00	5,000	$10,000 (3)	$1,100
#GOLD1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Alaska Gold Nugget weighing 172 grams	Closed	4/11/2022	5/14/2022	$4.00	4,000	$16,000 (3)	$766

#VERSTAPP1	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5	Closed	3/14/2022	5/24/2022	$8.00	4,000	$32,000 (3)	$1,178
#96TIGER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10	Closed	4/4/2022	5/24/2022	$5.00	11,000	$55,000 (3)	$4,313
#88ZELDA	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1988 NES Zelda II: The Adventure of Link Video Game graded WATA 9.8 A+	Closed	4/11/2022	5/24/2022	$5.00	12,000	$60,000 (3)	$4,300
#STARWARS3	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE	Closed	3/30/2022	5/24/2022	$10.00	2,600	$26,000 (3)	$1,840
#YEEZY	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	Complete Collection of Yeezy 350 Sneakers (2015-2020)	Closed	4/4/2022	5/24/2022	$8.00	5,000	$40,000 (3)	$6,276
#MAYC9114	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket	Closed	3/30/2022	5/27/2022	$5.00	17,500	$87,500 (3)	$1,066
#VFRNDS1	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	VeeFriends Original Sharing Squirrel Drawing by Gary Vee	Closed	4/4/2022	6/12/2022	$10.00	27,500	$275,000 (3)	$19,642

#MBIRD2754	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	Number 2754 Moonbird NFT with Raincloud Headwear	Closed	5/16/2022	6/16/2022	$5.00	12,000	$60,000 (3)	-$17,964
#VEEFRND1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	VeeFriends Energetic Electric Eel NFT with Rare Admission Attribute	Closed	5/16/2022	6/16/2022	$5.00	6,720	$33,600 (3)	-$6,841
#TREASURE	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1883 First Edition copy of Treasure Island By Robert Stevenson	Closed	2/18/2022	6/16/2022	$5.00	4,500	$22,500 (3)	$2,244
#MACWORLD1	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	Closed	12/20/2021	6/16/2022	$11.25	20,000	$225,000 (3)	$17,673
#KENNERSET	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1978 Kenner Star Wars Early Bird Set graded AFA 75	Closed	5/16/2022	6/16/2022	$10.00	1,250	$12,500 (3)	$1,024
#LEDZEPP1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett	Closed	4/11/2022	6/16/2022	$6.00	8,000	$48,000 (3)	$4,420
#VEEVIPER	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	2022 Gary Vee Original Veecon Exclusive Viper Drawing authenticated by PSA	Closed	5/16/2022	6/17/2022	$5.00	15,000	$75,000 (3)	$2,779

#BEEPLE1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	Number #163/207 Into the Ether Beeple Everydays 2020 Collection NFT	Closed	5/16/2022	6/28/2022	$5.00	13,600	$68,000 (3)	-$8,896
#WARHOL1	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250	Closed	5/16/2022	6/28/2022	$10.00	17,000	$170,000 (3)	$3,359
#GAMEBOY	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	1989 Factory Sealed Nintendo Game Boy graded VGA 85	Closed	6/21/2022	7/25/2022	$5.00	4,500	$22,500 (3)	$866
#CROESUS	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	561-546 BC First Gold Coin graded NGC CH XF	Closed	6/21/2022	8/1/2022	$8.00	8,000	$64,000 (3)	$4,355
#SACHS1	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Tom Sachs Rocket Factory "Gamechanger" NFT with USPS Brand	Closed	5/16/2022	8/1/2022	$10.00	2,150	$21,500 (3)	-$4,346
#32RUTH	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1932 Babe Ruth Called Shot Ticket Stub graded PSA 6	Closed	5/16/2022	8/1/2022	$5.00	19,000	$95,000 (3)	$7,738
#ELON1	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	Elon Musk Signed Dollar Bill authenticated by PSA	Closed	7/5/2022	8/1/2022	$2.00	3,750	$7,500 (3)	$207

#105.ETH	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	the 105.eth ENS Domain	Closed	6/21/2022	8/19/2022	$4.00	10,000	$40,000 (3)	$0
#R2D2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	2,000	$10,000 (3)	$1,056
#VADER	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Unpunched Darth Vader Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	1,500	$7,500 (3)	$287
#WARHOL2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1969 Oyster Stew Campbell’s Soup II Signed and Stamp-Numbered Andy Warhol Print	Closed	7/5/2022	8/19/2022	$10.00	6,500	$65,000 (3)	$909
#JEKYLL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1886 First Edition copy of Strange Case of Dr Jekyll and Mr Hyde by Robert Stevenson	Closed	8/2/2022	8/26/2022	$4.00	5,000	$20,000 (3)	$2,169
#BUFFETT1	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	2000 Annual Berkshire Hathaway Inc. Shareholders Meeting Guide Signed by Warren Buffett	Closed	6/21/2022	8/26/2022	$3.00	5,000	$15,000 (3)	$351
#DRACULA10	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	1973 Tomb of Dracula #10 Comic Book published by Marvel graded CGC 9.8	Closed	5/16/2022	8/26/2022	$10.00	4,000	$40,000 (3)	$3,220

#PAPPY1	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	Collection of 10, 12, 13, 15, 20, and 23 Year Old Pappy Van Winkle Bourbon	Closed	8/2/2022	8/26/2022	$7.00	2,000	$14,000 (3)	-$567
#1857COIN	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66	Closed	7/5/2022	8/26/2022	$5.00	5,000	$25,000 (3)	$587
#94CSI	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1994 BMW 850CSi	Closed	5/16/2022	10/3/2022	$14.25	10,000	$142,500 (3)	$8,814
#ANDYPELE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1977 Andy Warhol Pelé Polaroid Portrait Photo	Closed	8/2/2022	10/3/2022	$4.00	6,500	$26,000 (3)	$363
#BOBAFETT	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85	Closed	8/12/2022	10/3/2022	$10.00	2,600	$26,000 (3)	$1,517
#ELVIS	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8	Closed	4/11/2022	10/3/2022	$8.00	5,000	$40,000 (3)	$3,700
#GBOYCOLOR	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1998 Factory Sealed Nintendo Game Boy Color graded VGA 85	Closed	7/5/2022	10/3/2022	$4.00	1,625	$6,500 (3)	$197

#JETFIRE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1985 Transformers Jetfire Fighter Jet graded AFA 85	Closed	8/2/2022	10/3/2022	$5.00	1,700	$8,500 (3)	$736
#POPEBALL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	2022 Baseball Signed by Pope Francis	Closed	8/2/2022	11/2/2022	$4.00	4,750	$19,000 (3)	$146
#RABBIT	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter	Closed	8/2/2022	11/2/2022	$4.60	10,000	$46,000 (3)	$4,259
#54AARON	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5	Closed	9/19/2022	11/2/2022	$10.00	17,000	$170,000 (3)	-$245
#GRATEFUL1	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6	Closed	9/19/2022		$10.00	10,000 / 12,500	$100,000 / $125,000	$12,213
#BOBAPROTO	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80	Closed	9/19/2022		$10.00	12,000 / 15,000	$120,000 / $150,000	$8,025
1947 Jackie Robinson News Photo				Cancelled / Underlying Asset Sold Pre-Offering (6)
1957 Topps Johnny Unitas Rookie Card				Cancelled / Underlying Asset Sold Pre-Offering (6)
2020 Bobby Witt Jr. Rookie Card				Cancelled / Underlying Asset Sold Pre-Offering (6)
1996 PlayStation Crash Bandicoot Video Game				Cancelled / Underlying Asset Sold Pre-Offering (6)

#BATMAN	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	Sold -$2,000,000 Acquisition Offer Accepted on 1/30/23	2/18/2022	1/25/2023	$10.00	144,000 / 180,000	$1,440,000 / $1,800,000	$67,900
2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10				Cancelled / Underlying Asset Sold Pre-Offering (6)
Number 7387 Doodle NFT with Pink Long Hair				Cancelled (6)
Number 8467 Azuki NFT with Blue Tassel Ear				Cancelled (6)
The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs				Cancelled (6)
Number 5028 CrypToadz NFT with Swamp Single Bun Head				Cancelled (6)
Number 3079 CrypToadz NFT with 3D Eyes				Cancelled (6)
Decentraland Estate 2X2 Bundle with 4 LAND NFTs				Cancelled (6)
2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++				Cancelled / Underlying Asset Sold Pre-Offering (6)
1939 First Edition copy of Alcoholics Anonymous by Bill Wilson				Cancelled (6)
1905-1916 Handwritten and Signed Grigori Rasputin Letter				Cancelled / Underlying Asset Sold Pre-Offering (6)
1987 NES Metroid Video Game graded Wata 9.6 A+				Cancelled / Underlying Asset Sold Pre-Offering (6)
#1973 Iron Man #55 Comic Book published by Marvel graded CGC 9.8				Cancelled (6)
1966 Fantastic Four #48 Comic Book published by Marvel graded CGC 9.4				Cancelled (6)
Worldwide Webb Land Large Apartment 8325 NFT				Cancelled (6)
1963 Amazing Spider-Man Comic Book				Cancelled (6)
#35MICKEY	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8	Open	8/22/2022		$10.00	520 / 650	$5,200 / $6,500	$295

#SCARFACE	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	Al Pacino Screen Worn Tuxedo from Scarface	Open	8/22/2022	$10.00	1,600 / 2,000	$16,000 / $20,000	$1,200
#GIJOE2	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80	Open	8/22/2022	$10.00	960 / 1,200	$9,600 / $12,000	$1,040
#CAPTAIN1	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5	Open	9/19/2022	$10.00	22,000 / 27,500	$220,000 / $275,000	$15,213
#BASQUIAT1	11/21/22	(Post-Qualification Amendment No. 26 to Offering Statement 2)	2022 Jean-Michel Basquiat Superhero Print Portfolio Stamp-Numbered 7/85 and signed by Lisane Basquiat and Jeanine Heriveaux, the artist’s sisters and administrators of the Estate of Jean-Michel Basquiat	Open	11/21/22	$10.00	21,600 / 27,000	$216,000 / $270,000	$13,575
#DRYOSAUR	11/21/22	(Post-Qualification Amendment No. 26 to Offering Statement 2)	Dryosaurus skeleton excavated from the Bone Cabin Quarry in Laramie, Wyoming in 2021	Open	11/21/22	$10.00	44,000 / 55,000	$440,000 / $550,000	$28,275
#FAREWELL			1929 1st Edition copy of A Farewell To Arms by Ernest Hemingway	Upcoming		$10.00	1,200 / 1,500	$12,000 / $15,000	$250
#ARSHAM1 (7)			1963 Arsham Studio Stone Island Mercedes-Benz Unimog 404	Upcoming		$20.00	5,400 / 6,750	$108,000 / $135,000	$12,037.50

#APOLLO14			1971 Apollo 14 Flown King James Bible carried to the Moon by astronaut Edgar Mitchell	Upcoming			$10.00	1,600 / 2,000	$16,000 / $20,000	$0
TOTAL:	-	-	-	-	-	-	-	-	$7,675,500(8)	-

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)Represents the actual values for closed Offerings, including Offering Size, number of Interests sold and sourcing fees at the Closing of the Offering.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s previous offering circular. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

(5)With respect Offerings for which no Closing has occurred, negative values in this column reflect the amount by which the estimated aggregate value of the fees and expenses relating to an Offering exceeds the amount of the Total Proceeds of the Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B for further details.  With respect to closed Offerings, negative values in this column reflect contributions to the Series made by the Manager.

(6)Represents an Offering that was cancelled with any potential Investors issued a full refund for their attempted subscription.

(7)Represents a Series whose Interests we do not intend to allow to trade on the PPEX ATS.  Therefore, there will be no liquidity for Interests in such Series unless the Manager determines to allow secondary trading at a later date.

(8)Represents the proposed maximum public offering price aggregated across all Series introduced under this Offering Statement 2 for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with this Post-Qualification Amendment.  Series whose Offerings have been cancelled and Series whose Offerings closed under Offering Statement 1 are not reflected in this total.

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that are being submitted to the Commission for qualification.  Additionally, with respect to all Series that have been qualified and are currently being offered by the Company, the Use of Proceeds and Description of Series sections of such Series are set forth in this Appendix B.

In addition, the Asset Manager also serves as Asset Manager of three of the Company’s affiliates, RSE Archive, LLC (“RSE Archive”), RSE Innovation, LLC (“RSE Innovation”), and RSE Portfolio, LLC (“RSE Portfolio”), which operate under business models similar to the Company’s.  For more information about the Asset Manager’s role with respect to the Company, RSE Archive, RSE Innovation, and RSE Portfolio, see “Potential Conflicts of Interest – Our affiliates’ interests in other Rally Entities.”

Each of RSE Archive and RSE Innovation may at times offer interests in series for which the underlying assets are similar to Underlying Assets of Series of the Company.  At present, RSE Archive offers interests in a number of series whose underlying assets are similar to certain Underlying Assets of Series of the Company.  For more information about the offerings and underlying assets of RSE Archive and the series thereof, refer to RSE Archive’s EDGAR database at https://www.sec.gov/edgar/browse/?CIK=1768126.

The Use of Proceeds sections below assume that each Offering will close at its maximum offering size.  In the event that an Offering closes at an amount below its maximum offering size, the use of proceeds with respect to that Offering will be adjusted in accordance with the order of priority set forth under “Offering Summary – Use of Proceeds” above.

USE OF PROCEEDS – SERIES #35MICKEY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #35MICKEY Asset Cost (1)	$5,040	77.54%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	4.62%
	Brokerage Fee	$65	1.00%
	Offering Expenses (2)	$500	7.69%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.54%
	Marketing Materials	$200	3.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$295	4.54%
	Total Fees and Expenses	$1,160	17.85%
	Total Proceeds	$6,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/21/2022
Expiration Date of Agreement	N/A
Purchase Price	$5,040
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1935 MICKEY MOUSE WAX PACK

Investment Overview

•Upon completion of the Series #35MICKEY Offering, Series #35MICKEY will purchase a 1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8 for Series #35MICKEY (The “Series 1935 Mickey Mouse Wax Pack” or the “Underlying Asset” with respect to Series #35MICKEY, as applicable), the specifications of which are set forth below.

•According to GTS Distribution “The history of the Bowman trading card brand dates back to the founding of Gum Inc. by Jacob Warren Bowman in 1927. From humble beginnings in its Philadelphia headquarters, in just 2 short years, the company’s Bloney brand became the #1 selling gum in the country. By 1937 the company owned 60% of the market share in the United States.”

•Mickey Mouse, the famous cartoon character, and mascot of The Walt Disney Company made his theatrical debut in the groundbreaking short, Steamboat Willie on November 18, 1928.  According to the Museum of Modern Art: “Disney’s Steamboat Willie is a landmark in the history of animation. The first film starring Mickey Mouse to be released with synchronized sound, it threw silent animation into obsolescence and launched an empire. Previously, there had been little to distinguish Disney’s cartoons from those of his competitors.”

•The Underlying Asset is a 1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8.

Asset Description

Overview & Authentication

•Walter Elias Disney was born December 5, 1901 in Chicago, Illinois, U.S to a carpenter and a school teacher.

•After some unsuccessful Laugh-O-Gram series, Disney would start The Walt Disney Company with his brother Roy. Their rough short, Alice’s Wonderland, was picked up by noted film distributor, Margaret Winkler, known for distributing Felix the Cat. According to ThisDayInDisneyHistory.com: “Walt (now living in California) signed with M. J. Winkler on October 16, 1923 (this date became the formal beginning of The Walt Disney Company). Walt and his brother Roy enthusiastically immersed themselves into producing the first batch of Alice Comedies. The Disney Brothers Studio was set up in a garage on Kingswell Ave. in Hollywood, California. As they had no staff to help produce the first six shorts, Walt animated the films all by himself and Roy worked the camera for the live-action sequences. There were no rehearsals for the live-action filming and usually no more than a single take was shot as the Disneys didn't always have enough film to reshoot! The first, Alice's Day at Sea was released on March 1, 1924.”

•On September 5, 1927, Walt Disney’s first post-Alice film called Oswald the Lucky Rabbit debuted. The six-minute cartoon was one of 26 Oswald shorts made by Disney and fellow animator Ub Iwerks. The films were produced for Universal Studios, meaning that while Disney had created Oswald, he did not own the rights to the character. According to Collider.com “Even after he found out that many of his animators had been scooped up from underneath him, he worked to make a separate deal with Universal, going around Mintz. But Mintz had signed a new deal with the studio and Universal was ruthless. Walt wouldn’t own the character he had created for the studio. What’s more Universal suggested, as a way of salvaging things, for Mintz to take over the studio from Walt. It was the last straw. Walt vowed to never work for anyone again and to own everything he created.”

•While many consider Steamboat Willie to be the first Mickey Mouse cartoon, that honor actually goes to 1928’s Plane Crazy. According to ABC News 10: “Walt Disney's first Mickey Mouse film was called 'Plane Crazy.' It was a silent film shown to a test audience in 1928. But distributors weren't excited about it, so it wasn't released to the public. But after 'Steamboat Willie' became a huge hit, 'Plane Crazy' was finally released as the 4th Mickey Mouse film in 1929.”

•By 1930, Mickey’s popularity was soaring. By June of 1929 King Features Syndicate proposed a comic strip. According to D23.com: “Mickey becomes inspired to build an airplane in the first Mickey Mouse comic strip, first distributed Monday, January 13, 1930. The first comic strip arrived on January 13, 1930 and, incidentally, followed a similar storyline to the first Mickey cartoon produced—Plane Crazy (1928), which Ub had animated all by himself.”

•According to D23.com: “Enter the 1930s, when more than 100 Mickey shorts hit theaters, licensed Mickey products become the newest sensation in character merchandising, and upward of a million children gathered at local Mickey Mouse Clubs across the U.S. But just as important was Mickey’s first entry into families’ homes on a day-to-day basis via the Mickey Mouse comic strip, which made its debut 85 years ago today.”

•On October 30, 1929, Disney patented Mickey Mouse’s design, specifically for the use of a “toy or similar article.” According to D23.com: “As the popularity of Mickey Mouse began to soar in the early 1930s, Walt and Roy were confronted with the challenge of meeting the explosive demand for engaging consumer products, while sustaining the creative integrity and consistent quality of their character merchandise. The first merchandise contract was signed in February 1930, granting Geo. Borgfeldt & Co. the responsibility to manage the licensing of Disney product to manufacturers in the U.S. and abroad. One of the items that Walt and Roy were most focused on was the production of a Mickey Mouse stuffed doll.”

•According to PSA.com: “The 1935 Gum, Inc. Mickey Mouse set consists of 120 total cards. Produced by the Philadelphia-based company, the initially offering – R89 – features card fronts with brilliantly colorful and high-quality comic depictions of Mickey Mouse and his friends along with the card number; card backs feature Mickey Mouse jokes, trivia questions, and an advertisement for a Mickey Mouse album to hold the trading cards. Highlights of this 96-card set include Let's Make Hoop-ee! (#1), Bad Stew Mickey (#7), He's Sure a Handy Man Around the Mouse! (#21), Walt Disney (#92), and Uncle Toms Crabbin' (#96). Cards #21 and #92 are both a key part of the collection because each picture Walt Disney. The second set of 24 cards, titled “Mickey Mouse with the Movie Stars” (R90), boasts caricatures of Hollywood stars of the era. Mickey Mouse cards are considered to be among the most classic 1930s non-sport card set, and far more difficult to find than most baseball cards of the era.”

•The 5th Academy Awards were held on November 18, 1932 at The Ambassador Hotel in Los Angeles, CA. During the reception, Walt Disney received a special Academy Award for the creation of Mickey Mouse. During the same Academy Awards Disney would win the first official Academy Award ever presented for “Best Short Subject, Cartoon.”

•In 1934 Mickey makes his first appearance in the Macy’s Thanksgiving Day Parade. According to ChipAndCo.com: “Mickey was led in the parade by a team of 25 handlers who were festively dressed in Mickey/Minnie costumes. A smaller Pluto balloon, a 34-foot-tall Big Bad Wolf, a 31-foot-tall Little Pig, and a 12 ½-foot-tall Horace Horsecollar followed along in the 1934 procession.”

•On February 23, 1935 Mickey appeared in his first color cartoon, The Band Concert.

•Mickey appears in his first feature film, Fantasia, as The Sorcerer’s Apprentice on November 13, 1940.

•On April 18, 1953 Mickey made his last traditional appearance in a short animated film in The Simple Things.

•Mickey Mouse stars in The Prince and the Pauper, released on November 16, 1990. The short appears before the Disney animated feature, The Rescuers Down Under.

•In 1981 Mickey makes his first video game appearance in Nintendo’s Mickey Mouse Game & Watch single-game console.

•In 1995, the controversial Mickey Mouse short entitled Runaway Brain ran before A Kid in King Arthur’s Court. According to Polygon.com: “Despite being nominated for an Oscar in 1996, playing out of competition at the Cannes Film Festival that May, and being, at the time, the first true Mickey Mouse theatrical short to play for theatrical audiences in more than 40 years has been all but erased from existence.”

•In 1982 Treat Hobby released 18 Mickey Mouse Cards in partnership with Disney.

•According to MovieInsider.com: “This groundbreaking short from Walt Disney Animation Studios is directed by Lauren MacMullan and produced by Dorothy McKim, Get A Horse! opens in front of Frozen on Nov. 27, 2013.”

•On March 4, 2020, the first Mickey Mouse themed ride to ever open at a Disney theme park, Mickey and Minnie’s Runaway Railway opens at Walt Disney World.

•Upper Deck released a 3 card per pack Mickey Mouse trading card set in September of 2020. According to UpperDeck.com: “Disney's Mickey Mouse brings the magical world of Disney onto e-Pack and commemorates some of Mickey and Friends' most memorable moments since their creation. Collect the amazing 180-card Base Set broken into 4-tiers of rarity along with a complete Acetate Parallel set.”

•The Underlying Asset has been reviewed and authenticated by Professional Sports Authenticator (PSA) and issued a grade of PSA NM-MT 8 with certification number 63605522.

Notable Features

•The Underlying Asset is a 1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8 and issued a grade of PSA NM-MT 8.

Notable Defects

•The Underlying Asset’s condition is consistent with its authentication from PSA.

Details

Series 1935 Mickey Mouse Wax Pack
Memorabilia Type	Wax Pack
Manufacturer	Bowman (as Gum, Inc.)
Series	Mickey Mouse Bubble Gum
Year	1935
Number of Cards per Pack	1
Number of Cards in Set	96
Rarity	1 of 19 (with none higher)
Authentication	Professional Sports Authenticator (PSA)
Grade	NM-MT 8
Certification No.	63605522

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1935 Mickey Mouse Wax Pack going forward.

USE OF PROCEEDS – SERIES # SCARFACE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SCARFACE Asset Cost (1)	$17,500	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.50%
	Brokerage Fee	$200	1.00%
	Offering Expenses (2)	$500	2.50%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.50%
	Marketing Materials	$200	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,200	6.00%
	Total Fees and Expenses	$2,200	11.00%
	Total Proceeds	$20,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/22/2022
Expiration Date of Agreement	N/A
Purchase Price	$17,500
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AL PACINO SCARFACE TUXEDO

Investment Overview

•Upon completion of the Series #SCARFACE Offering, Series #SCARFACE will purchase a Al Pacino Screen Worn Tuxedo from Scarface for Series #SCARFACE (The “Series Al Pacino Scarface Tuxedo” or the “Underlying Asset” with respect to Series #SCARFACE, as applicable), the specifications of which are set forth below.

•Scarface is a 1983 film directed by Brian De Palma and written by Oliver Stone starring Al Pacino as the lead character. Based on a 1932 film by the same name — an adaptation of a 1930 pulp novel inspired by Al Capone — the film has since become a classic and is considered among the greatest films of all time.

•Al Pacino is considered one of the greatest actors of all time, having played the role of Michael Corleone in The Godfather, as well as multiple iconic roles in films such as Dog Day Afternoon, Scarface, Glengarry Glen Ross, and more. Pacino is one of the few in history to win the “Triple Crown of Acting,” which refers to a Tony, an Oscar, and an Emmy.

•The Underlying Asset is an Al Pacino Screen Worn Tuxedo from Scarface.

Asset Description

Overview & Authentication

•Al Pacino was born on April 25, 1940, in New York.

•In 1966, Pacino began studying at the Actors Studio under the tutelage of Lee Strasberg, the inventor of what is referred to as the “Method Actor” approach.

•Pacino found success on the stage with his Broadway debut "Does the Tiger Wear a Necktie?" for which he was awarded a Tony in 1969.

•Francis Ford Coppola cast Pacino in The Godfather (1972) as Michael Corleone, which is now remembered as one of the greatest performances in cinematic history. Pacino beat out contemporary actors including Robert Redford, Jack Nicholson, and Warren Beatty for the role.

•In 1930, a book titled “Scarface” was published by Armitage Trail as a fictionalized account of Al Capone’s life. The book would be adapted as a film in 1932. According to Britannica: “There were a number of notable gangster films before Scarface, but none were as realistic in their depiction of violence and brutality.”

•In April 1982, Variety Magazine announced Pacino and director Sidney Lumet were developing a remake of the 1932 film. Soon, De Palma replaced Lumet as the director. Originally, the film’s budget was around $13 million, though it would reach $37 million by the end of production.

•According to Variety: “The remake did OK at the box office, earning $66 million worldwide, but that was not enough to offset the big budget. Still, the picture gained followers in home video and beyond. In 1984, home vid execs said it was summer’s highest selling title — at $79.95 a pop. There were 100,000 videocassettes sold as of June 22, 1984, bringing in an estimated $5 million.”

•Scarface was released in December 1983.

•The “Push it to the Limit” scene from Scarface comes at a pivotal point in the film’s story after Pacino’s character Tony Montana kills drug lord Frank Lopez and becomes one of Miami’s most powerful drug dealers.

Notable Features

•The Underlying Asset is a Al Pacino Screen Worn Tuxedo from Scarface.

•The Underlying Asset is a 4-piece wedding suit ensemble, including “(1) jacket with wide, notched lapel, 2-waist flap pockets, 1-chest slash pocket, and button front closure, (1) pair of matching pants with "Al Pacino" handwritten in black permanent marker on the interior waist, (1) matching button front vest with 2-front pockets, and (1) white dress shirt with winged collar, French cuffs, and button front closure.”

•The Underlying Asset was worn by Al Pacino (as Tony Montana) in the film Scarface during the musical montage that features the song “Push it to the limit.”

Notable Defects

•The Underlying Asset exhibits minor production wear.

Details

Series Al Pacino Scarface Tuxedo
Memorabilia Type	Screen-Worn Tuxedo
Film	Scarface
Actor	Al Pacino
Year	1983
Condition	Very Good
Rarity	1 of 4
Authentication	Heritage Auctions
LOA	Costumer Tony Scarano

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Al Pacino Scarface Tuxedo going forward.

USE OF PROCEEDS – SERIES # GIJOE2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GIJOE2 Asset Cost (1)	$9,741	81.18%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.50%
	Brokerage Fee	$120	1.00%
	Offering Expenses (2)	$500	4.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.83%
	Marketing Materials	$200	1.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,039	8.66%
	Total Fees and Expenses	$1,959	16.33%
	Total Proceeds	$12,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/29/2022
Expiration Date of Agreement	N/A
Purchase Price	$9,741
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1982 G.I. JOE ACTION FIGURE

Investment Overview

•Upon completion of the Series #GIJOE2 Offering, Series #GIJOE2 will purchase a 1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80 for Series #GIJOE2 (The “Series 1982 G.I. Joe Action Figure” or the “Underlying Asset” with respect to Series #GIJOE2, as applicable), the specifications of which are set forth below.

•Hasbro is a multinational consumer product company that was founded in 1923 by Henry, Hillel, and Herman Hassenfield in Providence, Rhode Island, first selling “textile remnants before manufacturing pencil boxes and school supplies.” The brand expanded to include toys in the following decades.

•G.I. Joe was the first-ever action figure, debuted in 1964 by Hasbro. The brand was a success and has since spawned multimedia franchises in film and television.

•The Underlying Asset is a 1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80.

Asset Description

Overview & Authentication

•The Vice President and Director of Marketing at Hasbro, Don Levine, invented the original prototype action figure. Levine was interested in the methods used by competitor Mattel to manufacture their Barbie toy, “and was determined to create a similar toy for boys,” according to Smithsonian Magazine.

•Levine “was struck with an epiphany,” according to Smithsonian Magazine, when he noticed a wooden artists mannequin in a window display, realizing that Hasbro could “create something truly magnificent” by building toys that could move in similar ways to the human body.

•On October 11, 1966, Hasbro filed U.S. Patent 3,277,602 for a “toy figure having movable joints.”

•According to Smithsonian Magazine: “When the figure hit the market in 1964 it was a runaway success. Within two years, G.I. Joe accounted for almost 66 percent of Hasbro’s profits.”

•12-inch G.I. Joes were released on February 2, 1964.

•According to Smithsonian Magazine: “The patented designs also placed a premium on safety, durability and cost-effective manufacturing. It was important, for example, that no metal springs were used in the assembly and that different heads could be used on the same figure – thereby creating product variability while keep manufacturing costs low.”

•G.I. Joe action figures were produced for the four branches of the American military. According to Smithsonian Magazine: “Rocky the Movable Fighting Man represented the Army, Skip for the Navy, Ace Fighter Pilot was obviously a proud member of the Air Force, and Rocky, apparently serving double duty, was also a Marine. Each figure came with basic fatigues, boots, cap and dog tag, while the packaging enticed children with images of other uniforms and accessories. The “G.I Joe” moniker was created to encompass the entire brand. The name “G.I. Joe” was inspired by a 1945 film about film about war correspondent Ernie Pyle, titled The Story of G.I. JOE.”

•The militaristic nature of G.I. Joe became less popular as anti-war sentiment grew during the Vietnam War. Hasbro relaunched G.I. Joe in 1970 as “Adventures of G.I. Joe” with “kung-fu grip” allowing the action figure to hold on to objects.

•According to Time Magazine: “In 1982, Joe had an unlikely savior in Star Wars. The sci-fi flick and the collectables it spawned rekindled America's appetite for action figures, so Hasbro reintroduced a scaled-down line of G.I. Joes to try and capitalize on the trend. Instead of a single character, there was an entire battalion of G.I. Joes, each given signature weapons, backstories and code names like Scarlett and Snake Eyes. Joe also got a new enemy, Cobra —"a ruthless terrorist organization determined to rule the world," as described in the intro to the 1980s TV cartoon G.I. Joe: A Real American Hero. (Cobra operatives got action figures, too.)”

•In 1983, Hasbro released a new line of G.I. Joe action figures and an enemy organization called Cobra. A cartoon (G.I. Joe: An All American Hero) was launched in tandem with the release. The National Coalition on Television Violence reported that sales of “war toys” between 1982-1985 increased 350% — “no doubt largely due to the cross-platform success of G.I. Joe,” Smithsonian Magazine wrote.

•According to ScreenRant.com: “The first version of Snake Eyes from 1982 is still one of the best. Outfitted in all black, Snake Eyes instantly stood out amongst his Joe colleagues, who were initially all costumed in army green.  The mystique and awesomeness of the character were established from the very start.”

•According to Time Magazine: “what's perhaps most unique about G.I. Joe is his staying power.”

•In August 2009, Dennis Quaid and Channing Tatum starred in the film G.I. Joe: The Rise of Cobra, grossing over $300 million at the worldwide box office.

•The Underlying Asset has been issued a grade of AFA NM 80 by Action Figure Authority (AFA) with Certification No. 18097535.

Notable Features

•The Underlying Asset is a 1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80.

•The Underlying Asset’s AFA Condition Report consists of the following grades: Blister: 80, Figure: 90, Card: 80.

•The Underlying Asset is an example of the rare earliest card variety without the "Interchangeable Snap-On, Stay-On Accessories" line of text above blister, which was added early in production, making this rarer than other 9 Back straight arm carded figures.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1982 G.I. Joe Action Figure
Action Figure	G.I. Joe
Manufacturer	Hasbro
Series	1 / 9 Back
Type	Snake Eyes
Year	1982
Memorabilia Type	Action Figure
Rarity	1 of 1 (AFA 80)
Authentication	Action Figure Authority (AFA)
Grade	80 NM
Grade (Blister)	80
Grade (Figure)	90
Grade (Card)	80
Certification No.	18097535

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1982 G.I. Joe Action Figure going forward.

USE OF PROCEEDS – SERIES #CAPTAIN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CAPTAIN1 Asset Cost (1)	$116,875	42.50%
	Interests issued to Asset Seller as part of total consideration (1)	$137,500	50.00%
	Cash on Series Balance Sheet	$300	0.11%
	Brokerage Fee	$2,750	1.00%
	Offering Expenses (2)	$2,063	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15,213	5.53%
	Total Fees and Expenses	$20,325	7.39%
	Total Proceeds (4)	$275,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)Actual cash proceeds excludes the dollar value of the interests issued to the Asset Seller as consideration for the Asset.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on September 9, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Consignment Agreement
Date of Agreement	8/19/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$116,875
Interests issued to Asset Seller as part of total consideration	$137,500
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1941 CAPTAIN AMERICA COMICS #1 COMIC BOOK

Investment Overview

•Upon completion of the Series #CAPTAIN1 Offering, Series #CAPTAIN1 will purchase a 1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5 as the Underlying Asset for Series #CAPTAIN1 (The “Series 1941 Captain America Comics #1 Comic Book” or the “Underlying Asset” with respect to Series #CAPTAIN1, as applicable), the specifications of which are set forth below.

•Timely Comics was founded in 1939, with their first comic book titled Marvel Comics. By the early 1960s, Timely Comics would become Marvel Comics.

•After his introduction in Captain America Comics #1, Steve Rogers (A.K.A. Captain America) has become one of Marvel’s flagship heroes. Introduced as a patriotic hero in lead up to World War II, Captain America would remain prevalent both as a standalone character and as a member of The Avengers.

•The Underlying Asset is a 1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5.

Asset Description

Overview & Authentication

•The Golden Age of Comics refers to an era of comic publishing in post-depression America that gave rise to the success of comic book heroes like Superman, Batman, Captain Marvel and The Flash. Sales and popularity increased during World War Two, as they were cheap and featured patriotic stories of pro-American heroes, in some cases literally fighting the Axis Powers.

•Bleeding Cool calls Captain America Comics #1 “one of the most sought-after comics in the hobby.”

•Bob Overstreet, the author of the Overstreet Comic Book Price Guide, wrote of Captain America Comics #1: "Simon & Kirby's most classic creation; a patriotic paragon that set the comics market reeling. A trend setter."

•Jim Steranko, a comic book writer and historian, wrote Captain America Comics #1: "the classic heroic figure — the comics had found a reason to exist… Captain America was an unprecedented success. The first issue sold out. The super hero business became the comic publishers' Holy Grail."

•The Captain America Comics #1 cover depicts Captain America punching Hitler in the face.

•On February 5, 1944, a 15-chapter serial film titled ‘Captain America’ was released. It was the first live action film to feature a Marvel character.

•Captain America Comics was cancelled in 1950, after sales dropped following World War II.

•Captain America was revived in 1954 by Atlas Comics (the successor of Timely Comics and predecessor to Marvel Comics). In 1963, Captain America was introduced as a member of The Avengers in Avengers #4.

•In July 2011, Captain America: The First Avenger was released. It grossed over $175 million at the box office. In April 2014, Captain America: The Winter Soldier was released, grossing nearly $260 million at the box office. In May 2016, Captain America: Civil War was released, grossing over $400 million at the box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 5.5 with certification No. 1255099001.

Notable Features

•The Underlying Asset is a 1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1941 Captain America Comics #1 Comic Book
Title	Captain America Comics #1
Key Issue	1st Appearance of Captain America, Hitler Cover
Store Date	March 31, 1940
Cover Price	$0.10
Publisher	Timely Comics
Writer(s)	Joe Simon, Jack Kirby, Ed Herron
Cover Artist(s)	Jack Kirby
Penciller(s)	Joe Simon, Jack Kirby
Inker(s)	Joe Simon, Jack Kirby
Editor	Joe Simon
Rarity	1 of 6 (CGC 5.5)
Authentication	Certified Guaranty Company (CGC)
Grade	5.5
Certification No.	1255099001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1941 Captain America Comics #1 Comic Book going forward.

USE OF PROCEEDS – SERIES #BASQUIAT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BASQUIAT1 Asset Cost (1)	$170,100	63.00%
	Interests issued to Asset Seller as part of total consideration (1)	$81,000	30.00%
	Cash on Series Balance Sheet	$300	0.11%
	Brokerage Fee	$2,700	1.00%
	Offering Expenses (2)	$2,025	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,575	5.03%
	Total Fees and Expenses	$18,600	6.89%
	Total Proceeds (4)	$270,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)Actual cash proceeds excludes the dollar value of the interests issued to the Asset Seller as consideration for the Asset.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on November 3, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Consignment Agreement
Date of Agreement	10/13/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$170,100
Interests issued to Asset Seller as part of total consideration	$81,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2022 JEAN-MICHEL BASQUIAT SUPERHERO PRINT PORTFOLIO

Investment Overview

•Upon completion of the Series #BASQUIAT1 Offering, Series #BASQUIAT1 will purchase a 2022 Jean-Michel Basquiat Superhero Print Portfolio Stamp-Numbered 7/85 and signed by Lisane Basquiat and Jeanine Heriveaux, the artist’s sisters and administrators of the Estate of Jean-Michel Basquiat for Series #BASQUIAT1 (The “Series 2022 Jean-Michel Basquiat Superhero Print Portfolio” or the “Underlying Asset” with respect to Series #BASQUIAT1, as applicable), the specifications of which are set forth below.

•According to Biography.com, Jean-Michel Basquiat was, “a Neo-Expressionist painter in the 1980s. He is best known for his primitive style and his collaboration with pop artist Andy Warhol.”

•#BASQUIAT1 contains prints of four quintessential Basquiat works including Riddle Me This Batman, A Panel of Experts, Piano Lesson, and Flash in Naples, published by Flatiron Editions.

•The Underlying Asset is a 2022 Jean-Michel Basquiat Superhero Print Portfolio Stamp-Numbered 7/85 and signed by Lisane Basquiat and Jeanine Heriveaux, the artist’s sisters and administrators of the Estate of Jean-Michel Basquiat.

Asset Description

Overview & Authentication

•Basquiat was born on December 22, 1960, in New York City. The New York Observer says of Basquiat: “The Brooklyn son of a Haitian father and a mother of Puerto Rican descent, Basquiat died in 1988 at the age of 27 but has become so ubiquitous in the 34 years since that he’s only slightly less famous than the A train and probably more famous than the 7.”

•Riddle Me This Batman is considered a figurative, neo-expressionist work. Jean-michel-basquiat.org states: “Riddle Me This Batman was created in 1987, just one year before Basquiat died in 1988, aged just 28 [sic]. This art work was made using acrylic crayon on paper, a medium that Basquiat used in several other of his works.” The site also states: “This drawing is, as its title suggests, clearly a reference to the popular Batman comic and movie franchise. In the drawing, we can see Batman, Robin and the Joker. However, these easily recognisable cultural symbols are problematised, and somewhat subverted.”

•Basquiat’s A Panel of Experts, a mixed media piece, was produced in 1982. The Montreal Museum of Fine Arts says of the piece: “[I]t embodies many of Basquiat’s characteristic subjects and techniques, and also refers to a specific event in the artist’s personal life. The fistfight at the top of the left rectangle is a stick-figure representation of an actual encounter between two women in a New York nightclub: Basquiat’s girlfriend Suzanne Mallouk (nicknamed Venus) and his lover the singer Madonna, who, despite the copyright symbol beside her name, was not yet a celebrity.”

•2005’s Jean-Michel Basquiat Museo d’Arte Moderna, Citta di Lugano says of Basquiat’s Piano Lesson: “Many paintings take cartoon themes as their entire subject, such as Piano Lesson (For Chiara) (1983), which depicts the comic book hero, Batman (with his hands and feet detached and floating at his side), and his sidekick, Robin, complete with a TWO WAY WRIST RADIO on his right arm.”

•NeoText says of Basquiat’s Flash in Naples: “In November 2017, Basquiat’s kinetic Flash in Naples, which was valued at an estimated $7M — $10M, was speedily sold at auction by Sotheby’s of New York for $8,131,000. And wouldn’t we all like to have that kind of… (wait for it) fast cash.”

•1981 marked Basquiat’s first inclusion in a museum exhibition. According to Artsy.new: “It wasn’t until 1981 that the art establishment began to notice Basquiat. By that year, he had started drawing and painting on paper and found surfaces like leather jackets. It was a selection of these pieces that curator Diego Cortez included in his 1981 landmark show “New York/New Wave” at MoMA PS1, alongside artists such as Andy Warhol, Keith Haring, Nan Goldin, and Robert Mapplethorpe.”

•On December 11, 1978 The Village Voice printed a story entitled SAMO© Graffiti: BOOSH-WAH or CIA? The piece includes an interview with Basquiat, referred to only as Jean, and discusses the relevance of his graffiti work done in collaboration with high school friend Al Diaz.

•From March 6 – April 1 in 1982 Basquiat had his first US solo exhibition at Annina Nosei Gallery. The exhibition was well reviewed, and Basquiat was able to support himself on painting sales from this point forward.

•In 2006 rapper Jay-Z included lyrics referencing Basquiat: “Inspired by Basquiat, my chariot's on fire/Everybody took shots, hit my body up, I'm tired.” Other rap artists citing Basquiat and his paintings include Kanye West, Nas, Lil’ Wayne, and Kid Cudi.

•Basquiat died at the age of 27 in 1988 from a heroin overdose. He left behind 917 drawings, 25 sketchbooks, 85 prints, and 171 paintings according to Phoebe Hobans book Basquiat: A Quick Killing in Art.

•On October 13, 2017, Artnet named Basquiat as one of the most influential artists of the 20th Century.

•According to Sothebys.com: “In 1980 he appeared in music video for Blondie’s song “Rapture.” It was lead singer Debbie Harry and her boyfriend Chris Stein who bought Basquiat’s first painting for a mere $200.”

•On September 13, 2007, GQ listed Basquiat as the seventh most fashionable man of the past 50 years.

•According to Observer.com: “Basquiat’s younger sisters, Lisane Basquiat and Jeanine Heriveaux, became the executors of his estate after his father Gerard’s death in 2013.”

•Basquiat and Andy Warhol’s friendship and working relationship has become well known. According to VDWNY.com: “Warhol and Basquiat were formally introduced in the fall of 1982 by Swiss art dealer Bruno Bischofberger and soon thereafter formed a personal and professional relationship that would remain significant until Warhol’s death in February of 1987.”

•In August of 1996 the biographical film Basquiat was released and brought in a worldwide gross of ~$3M. It starred Jeffery Wright as Basquiat and David Bowie as Andy Warhol.

•Shoe company Reebok has created a number of shoes adorned with Basquiat art. One of the earliest uses of Basquiat art on Reebok shoes was discussed in an October 2011 article from Complex.com: “Reebok pays homage to the late American artist Jean-Michel Basquiat in their latest take on the Pump Omni Lite. The retro kicks feature a black and white upper, stamped with crown branding throughout as well as additional Basquiat branding on the tongue and heel. A great tribute to the Brooklyn native.”

•A controversial advertisement from Tiffany & Co. aired on September 2nd featuring a never-before-seen Basquiat painting alongside Jay-Z and Beyonce. According to the New York Post: “New York City’s preeminent power couple, Beyoncé and Jay-Z, are facing backlash online after appearing in a new Tiffany & Co. advertising campaign that features a never-before-seen painting by late NY artist Jean-Michel Basquiat. Many critics are wondering how the anti-capitalist Basquiat would feel about having his work featured in a jewelry ad.”

•In May of 2022, Basquiat’s 1982 piece entitled Devil broke all of his previous sales records. According to ArtNews.com: “The Basquiat is now the most expensive lot the house has ever sold, the price surpassing the $63 million benchmark set in 2010 when Andy Warhol’s 1963 canvas Men in Her Life sold during a Phillips New York evening sale.”

•According to Collider.com: “The most famous work of art of Basquiat is an untitled painting that depicts a giant skull-like form against a blue blackdrop. It sold for $110.5 million in 2017, and not only it became the most expensive Basquiat work ever, but is also one of the ten most expensive works of art of all time.”

Notable Features

•The Underlying Asset is a 2022 Jean-Michel Basquiat Superhero Print Portfolio Stamp-Numbered 7/85 and signed by Lisane Basquiat and Jeanine Heriveaux, the artist’s sisters and administrators of the Estate of Jean-Michel Basquiat.

•The Underlying Asset is a portfolio of four hand pulled limited edition screenprints.

•The Underlying Asset is stamp-numbered 7/85.

•The Underlying Asset is published by Flatiron Editions.

•The Underlying Asset is a set of four prints each with measurements of 1016 by 1016 mm. or 40 by 40in.

Notable Defects

•Condition is as described in accompanying documentation provided by the Jean-Michel Basquiat Estate.

Details

Series 2022 Jean-Michel Basquiat Superhero Print Portfolio
Artist	Jean-Michel Basquiat
Memorabilia Type	Portfolio (4 Prints)
Subject	Superheroes
Title	Riddle Me This
Title (Cont.)	A Panel of Experts
Title (Cont.)	Piano Lesson
Title (Cont.)	Flash in Naples
Medium	Silkscreen
Year (Originals)	1982-1987
Year (Prints)	2022
Rarity	Stamp-Numbered 7/85
Condition	Good
Measurements	1016 by 1016 mm. or 40 by 40 in.

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2022 Jean-Michel Basquiat Superhero Print Portfolio going forward.

USE OF PROCEEDS – SERIES #DRYOSAUR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DRYOSAUR Asset Cost (1)	$181,500	33.00%
	Interests issued to Asset Seller as part of total consideration (1)	$330,000	60.00%
	Cash on Series Balance Sheet	$300	0.05%
	Brokerage Fee	$5,500	1.00%
	Offering Expenses (2)	$4,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$200	0.04%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$28,275	5.14%
	Total Fees and Expenses	$38,200	6.95%
	Total Proceeds (4)	$550,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)Actual cash proceeds excludes the dollar value of the interests issued to the Asset Seller as consideration for the Asset.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. Pursuant to the additional terms of the agreement referenced in the Series Detail Table, the Company has agreed to attempt to list the Underlying Asset for sale at auction every two years beginning on the second anniversary of the date on which the Company exercises its option to purchase the Underlying Asset from the Asset Seller.  Any such listings at auction are subject to certain requirements, including timing and price controls, set forth in the agreement referenced in the Series Detail Table and attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/1/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$181,500
Interests issued to Asset Seller as part of total consideration	$330,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2021 DRYOSAURUS SKELETON

Investment Overview

•Upon completion of the Series #DRYOSAUR Offering, Series #DRYOSAUR will purchase a Dryosaurus skeleton excavated from the Bone Cabin Quarry in Laramie, Wyoming in 2021 as the Underlying Asset for Series #DRYOSAUR (The “Series 2021 Dryosaurus skeleton” or the “Underlying Asset” with respect to Series #DRYOSAUR, as applicable), the specifications of which are set forth below.

•The Dryosaurus was an herbivorous small ornithopod dinosaur that lived in the Late Jurassic (155-140 million years ago) and has been discovered in Tanzania and the United States.

•The first known Dryosaurus discovery took place in 1876 but was not classified as Dryosaurus until 1894. According to paleo.gg: “This genus was discovered in 1876 by American paleontologist Samuel Wendell Williston in Wyoming, USA, although it wasn’t until 1894 that is was classified as a new genus of dinosaur. Many more Dryosaurus fossils were unearthed during the 20th Century, providing examples of the genus at various ages.”

•The Underlying Asset is a Dryosaurus skeleton excavated from the Bone Cabin Quarry in Laramie, Wyoming in 2021.

Asset Description

Overview & Authentication

•According to ‘Systemics of hypsilophodontidae and basal Inguanodontia’ from Historical Biology, David B. Weishampel and Ronald E. Einrich state: “Historically, Dryosaurus has been regarded as hypsilophodontid (Sternberg, 1940; Galton, 1977, 1981, 1983; Cooper, 1985), whereas Tenontosaurus was originally described as a member of Iguanodontidae (Ostrom, 1970). Only recently has Dryosaurus been separated from Hypsilophodontidae to form, along with Valdosaurus, a monophyletic Dryosauridae (Milner and Norman, 1984; Sues and Norman, 1990).”

•According to the podcast I Know Dino: “Samuel Wendell Williston in Wyoming found ornithopod fossils in 1876. Charles Marsh named them a new species of Laosaurus (a hypsilophodont) in 1878, Laosaurus altus (altus means tall). In 1894, Marsh made it its own genus, Dryosaurus (an iguanodont).”

•According to PBS: “Over 30 years of intense competition, a time period dubbed "The Bone Wars" by the press, Cope and Marsh laid the foundations of modern paleontology, and in the end they all but ruined each other. Cope died in 1897 at the age of 56, and Marsh followed in 1899 at the age of 67. Neither man lived to see the work of his lifetime discovered by the public.”

•According to the book An Odyssey in Time: The Dinosaurs of North America by Dale A. Russell: “The head of Dryosaurus was rather-rabbit-like, with a squared-off snout suitable for browsing on flat surfaces. The teeth were inset toward the tongue, suggesting the presence of cheeks and they were worn to form a single but irregular chewing plane. The neck was not unusually flexible and the body was long, so that the animal may have tended to pivot its entire body vertically about the hips to bring the head to the plant material desired. The strength of the teeth suggests that the animal chewed its food rather thoroughly to speed digestion so that it did not have to carry a large ballast of unassimilated food. The legs of Dryosaurus were long, and the first toe had been greatly reduced in the same way that lateral toes in the feet of modern hooved mammals are reduced. It obviously depended on speed for protection against carnivores. The animal was evidently not abundant, and its remains may show an association with those of Diplodocus. Perhaps it scavenged plant materials uprooted or broken and left behind by the feeding giants. However, at one site in Tanzania a dense accumulation of dryosaur skeletal fragments indicates that a large number of the animals met their death suddenly, perhaps because of a flash flood. Such a concentration would be unlikely unless the animals occasionally herded.”

•Dryosaurus is Greek for “tree lizard” which is related to the habitat where dryosaurus lived.

•Dryosaurus size estimates range from 8-14 feet long and weighing 170-200 pounds.

•Bone Cabin Quarry is a historic Morrison Formation quarry in southeastern Wyoming.

•According to fossilera.com: “The Bone Cabin Quarry has historical significance because it was discovered in 1897 and excavated by the American Museum of Natural History from 1898 through 1905. It lies near the famous Como Bluff and got it's [sic] name from a nearby sheepherder's cabin built entirely out of fossil dinosaur bones. This quarry now lies on private land, where it has continued to be excavated.”

•According to Britannica.com: “The Morrison Formation is famous for its dinosaur fossils, which have been collected for more than a century, beginning with a find near the town of Morrison, Colorado, in 1877. Radiometric dating indicates that the Morrison Formation is between 148 million and 155 million years old. Correlation of fossils indicates that it was deposited during the Kimmeridgian and early Tithonian ages and possibly during the latest Oxfordian Age.”

•The dryosaurus is mentioned in the 1993 novel Jurassic Park by Michael Crichton, “In the harsh quartz lights, the hypsilophodont's green head hung down out of the sling, the tongue dangling, the eyes dull. ... The hypsy was a small dryosaur, seven feet long, weighing about five hundred pounds.”

•The Dryosaurus existed during the Late Jurassic and Early Cretaceous periods in Western North America, Africa, Europe, England, Romania, and possibly Australia. According to The Marshall Children’s Dinosaur Encyclopedia: “One of the largest of the hypsilophodonts, Dryosaurus was also one of the earliest. Like other members of its family, it had long legs that were built for speed, with shin bones that were much longer than its thigh bones. There were three toes on each of its slender feet.”

•The National Park Service reports: “The mounted skeleton at the Carnegie Museum of Natural History is the most complete found in Western Hemisphere and the only mounted Dryosaurus altus in the world.”

•According to The Financial Times: “The trend has even spread to Hollywood. Stars such as Leonardo DiCaprio and Nicolas Cage are avid fossil collectors, while Russell Crowe recently sold part of his fossil collection at Sotheby’s Australia after his divorce, including a mosasaurus skull that went for A$79,300 ($60,000).”

•According to Business Insider: “In 2007, Nicolas Cage outbid Leonardo DiCaprio for a $276,000 Mongolian dinosaur skull. The skull turned out to be stolen, so Cage later had to give it to US authorities.”

•Museum Educator at Beneski Museum of Natural History, Alfred J. Venne, explained that there are currently only two publicly exhibited Dryosaurus skeletons globally: “There are only two fully articulated skeletons of Dryosaurus altus specimens on display, the one at the Beneski and the other is at the Carnegie Museum in Pittsburgh.”

Notable Features

•The Underlying Asset is a Dryosaurus skeleton excavated from the Bone Cabin Quarry in Laramie, Wyoming in 2021.

Notable Defects

•The Underlying Asset is of excellent quality overall, exhibiting nice detail, solid outer surfaces, and natural dark brown patina. All skeleton elements have been fully cleaned and stabilized for mounting.

•The Underlying Asset has no sign of “pyrite disease” or other mineral issues that would represent a problem with future preservation of the fossil.

Details

Series 2021 Dryosaurus skeleton
Memorabilia Type	Dryosaurus Skeleton
Order	Ornithischia
Suborder	Orinthopoda
Family	Dryosauridae
Genus	Dryosaurus
Species	Dryosaurus altus
Excavation Site	Bone Cabin Quarry in Laramie, Wyoming

Excavation Date	August 2021
Condition	Estimate 50% complete by bone mass
Presentation	Mounted on a display stand
Measurements	102in x 28in x 36in (LxWxH)
Length	8.5 feet
Height	3 feet
Width	2 1/3 feet
Certification	Osteograph mapping original bone content

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1999 Triceratops Skull going forward.

USE OF PROCEEDS – SERIES # FAREWELL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FAREWELL Asset Cost (1)	$13,500	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.00%
	Brokerage Fee	$150	1.00%
	Offering Expenses (2)	$500	3.33%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.67%
	Marketing Materials	$200	1.33%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$250	1.67%
	Total Fees and Expenses	$1,200	8.00%
	Total Proceeds	$15,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 24, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/21/2021
Expiration Date of Agreement	N/A
Purchase Price	$13,500
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1929 A FAREWELL TO ARMS

Investment Overview

•Upon completion of the Series #FAREWELL Offering, Series #FAREWELL will purchase a 1929 1st Edition Copy of A Farewell To Arms by Ernest Hemingway for Series #FAREWELL (The “Series 1929 A Farewell To Arms” or the “Underlying Asset” with respect to Series #FAREWELL, as applicable), the specifications of which are set forth below.

•Ernest Hemingway is a Nobel Prize-winning author considered to be one of the greatest American writers in history,2

•A Farewell to Arms is a novel by Ernest Hemingway that depicts the feelings of disillusionment experienced by the “Lost Generation” of authors who came of age in the period following World War I.3

•The Underlying Asset is a 1929 1st Edition Copy of A Farewell To Arms by Ernest Hemingway.

Asset Description

Overview & Authentication

•Ernest Hemingway was born on July 21, 1899, in Illinois.4

•Hemingway graduated high school in 1917 and moved to Kansas City where he worked as a reporter.5

•Hemingway worked as an ambulance driver for the American Red Cross during World War I.6

•While serving on the Austro-Italian front, Hemingway was injured and hospitalized in Milan.7

•Hemingway later worked as foreign correspondent for the Toronto Star in France, where he would publish a collection of stories called “In Our Time” in 1924. The book was published in New York a year later.8

•Hemingway found success with his novel “The Sun Also Rises” in 1926.9

•In 1929, Hemingway published “A Farewell to Arms.” The semi-autobiographical novel draws on Hemingway’s experience during the war to depict “the existential disillusionment of the ‘Lost Generation’.”10

•According to the New York Times: In an interview in The Paris Review in 1958 Ernest Hemingway made an admission that has inspired frustrated novelists ever since: The final words of “A Farewell to Arms,” his wartime masterpiece, were rewritten ‘39 times before I was satisfied.’11

•According to the National Endowment for the Arts: “Ernest Hemingway is the notorious tough guy of modern American letters, but it would be hard to find a more tender and rapturous love story than A Farewell to Arms. It would also be hard to find a more harrowing American novel about World War I. Hemingway masterfully interweaves these dual narratives of love and war, joy and terror, and—ultimately—liberation and death. It will surprise no one that a book so vivid and deeply felt originated in the author's own life. Hemingway served as an ambulance driver for the Italian army in World War I. Severely wounded, he recuperated in a Red Cross hospital in Milan where he fell in love with one of his nurses. This relationship proved the model for Frederic and Catherine's tragic romance in A Farewell to Arms.”12

2 https://www.britannica.com/biography/Ernest-Hemingway

3 https://www.britannica.com/topic/A-Farewell-to-Arms-novel

4 https://www.britannica.com/biography/Ernest-Hemingway

5 https://www.britannica.com/biography/Ernest-Hemingway

6 https://www.britannica.com/biography/Ernest-Hemingway

7 https://www.britannica.com/biography/Ernest-Hemingway

8 https://www.britannica.com/biography/Ernest-Hemingway

9 https://www.britannica.com/biography/Ernest-Hemingway

10 https://www.britannica.com/topic/A-Farewell-to-Arms-novel

11 https://www.nytimes.com/2012/07/05/books/a-farewell-to-arms-with-hemingways-alternate-endings.html

12 https://www.arts.gov/initiatives/nea-big-read/farewell-arms

•The National Endowment for the Arts also goes on to write: “The final chapter is one of the most famous, and heartbreaking, conclusions in modern literature.”13

•Hemingway was awarded the Nobel Prize of Literature in 1954.14

•Hemingway died on July 2, 1961, in Ketchum, Idaho.15

•Farewell to Arms was banned in Italy from 1929 until 1948 by the Italian Government.  The book’s discussion of the Italian Army’s humiliating defeat at the Battle of Caporetto and general anti-military, anti-fascist content was noted by Italian censors. Italian writer Fernanda Pivano was arrested in 1943 for translating the novel.16

•Modern Library ranks A Farewell to Arms as one of the top 100 best novels ever written.17

•A Farewell to Arms is ranked No. 20 on the American Library Association’s banned book list.18

•The Ideal Library lists A Farewell to Arms as 8th best novel of all time.  The Ideal Library is a collective of 100 prominent writers and cultural figures polled for their choice of an “ideal library”.19

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1929 1st Edition Copy of A Farewell To Arms by Ernest Hemingway.

•The Underlying Asset is 1 of 510 Signed Limited Edition copies of A Farewell to Arms printed on large paper and signed by Hemingway. This edition of A Farewell to Arms is “the only signed limited issue of Hemingway’s works” according to Edgar Grissom.20

Notable Defects

•The Underlying Asset exhibits wear consistent with its condition designation of ‘Fine’.

Details

Series 1929 A Farewell To Arms
Title	A Farewell to Arms
Author	Ernest Hemingway
Publisher	Charles Scribner’s Sons
Publication Date	1929
Edition	First Printing, Signed Limited Edition
Rarity	1 of 510 (Signed Limited Edition)
Condition	Fine

13 https://www.arts.gov/initiatives/nea-big-read/farewell-arms

14 https://www.nobelprize.org/prizes/literature/1954/hemingway/biographical/

15 https://www.britannica.com/biography/Ernest-Hemingway

16 https://www.booksontrial.com/why-italians-banned-hemingway-novel-a-farewell-to-arms/

17 https://www.modernlibrary.com/top-100/100-best-novels/

18 http://www.kansan.com/arts_and_culture/ku-common-book-a-farewell-to-arms-remains-on-national-banned-books-list/article_d311dba8-694b-11e5-b9b3-63d0edd23109.html.

19 https://thegreatestbooks.org/lists/149

20 https://www.oakknoll.com/pages/books/102275/c-edgar-grissom/ernest-hemingway-a-descriptive-bibliography

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1929 A Farewell To Arms going forward.

USE OF PROCEEDS – SERIES # ARSHAM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ARSHAM1 Asset Cost (1)	$86,031	63.73%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.22%
	Brokerage Fee	$1,350	1.00%
	Offering Expenses (2)	$1,013	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,038	8.92%
	Total Fees and Expenses	$14,700	10.89%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/27/2023
Expiration Date of Agreement	N/A
Purchase Price	$120,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1963 MERCEDES-BENZ UNIMOG 404

Investment Overview

•Upon completion of the Series #ARSHAM1 Offering, Series #ARSHAM1 will purchase a 1963 Arsham Studio Stone Island Mercedes-Benz Unimog 404 for Series #ARSHAM1 (The “Series 1963 Mercedes-Benz Unimog 404” or the “Underlying Asset” with respect to Series #ARSHAM1, as applicable), the specifications of which are set forth below.

•Daniel Arsham is an artist and designer who became well known at age 25, when, according to owity.com: “he had been asked to design his first several places for Merce Cunningham's productions. A number of the best-known works comprise a series of setups that destabilize the solidity of gallery walls, like they seem to be dripping, folding, oozing, or consuming furniture.”21

•The Unimog is a Mercedes-Benz vehicle produced in the Unimog plant in Baden-Wurttemberg, Germany from 1944 to 1980. Unimog.net states: “UNIMOG is a name that stands alone for one of the best light truck families ever made. UNIMOGs are in military and civilian service all over the world; over 298,779 were produced from 1948 through 1993.”22

•The Underlying Asset is a 1963 Arsham Studio Stone Island Mercedes-Benz Unimog 404.

•We do not intend to allow Interests in this Series to trade on the PPEX ATS.  Therefore, there will be no liquidity for Interests in such Series unless the Manager determines to allow secondary trading at a later date.

Asset Description

Overview & Authentication

•According to DanielArsham.com: “Arsham attended the Cooper Union in New York City where he received the Gelman Trust Fellowship Award in 2003.”23

•Arsham’s work has been on display at the MoMA PS1 in New York and The Museum of Contemporary Art in Miami.24

•According to Sbhartweek.com: “Arsham founded Snarkitecture with Alex Mustonen in 2007. The architecture collaboration has included work with fashion brands, interior and architectural design, and a complete line of functional design objects.”25

•According to Ocula.com: “Beyond the gallery walls, Daniel Arsham has collaborated, since 2007, with Alex Mustonen on 'Snarkitecture': a highly acclaimed design practice. In 2014 he established 'Film the Future', creating films set in a fictional future. He has also created set designs for the Merce Cunningham Dance Company; signed to Adidas; collaborated with Dior and Pharrell Williams; and in 2020 he became creative director for the Cleveland Cavaliers NBA team in his home state of Ohio.”26

•In 2020 Daniel Arsham was named Cleveland Cavaliers’ Creative Director. According to Complex.com: “Following his involvement in the Rocket Mortgage FieldHouse renovation, the world-renowned artist/Cleveland native announced his new position as the Cavs' first-ever creative director. Arsham will be responsible for aspects of the organization's visual identity, including uniforms, home court, and banner designs as well as social media content.”27

21 https://owity.com/blogs/owity-blog/daniel-arsham-artist-profile

22 http://www.unimog.net/articles/schramm/

23 https://www.danielarsham.com/about

24 https://www.danielarsham.com/about

25 https://www.sbhartweek.com/collections/daniel-arsham

26  https://ocula.com/artists/daniel-arsham/

27  https://www.complex.com/style/2020/11/artist-daniel-arsham-cleveland-cavaliers-creative-director

•According to Ocula.com Daniel Arsham Solo Exhibitions include: Relics of Kanto Through Time, Parco Museum Tokyo (2020); Connecting Time, Moco Museum, Amsterdam (2019); "3018", Perrotin New York (2018); Hourglass, High Museum of Art, Atlanta (2017); Moons and Music, Eden Rock Gallery, St Barths, French West Indies (2016); The Future Was Then, SCAD Museum of Art, Savannah (2016); #FUTUREARCHIVE, Espaces Louis Vuitton, Singapore (2013); Homesick, Galerie Emmanuel Perrotin, Paris (2005).28

•According to Ocula.com Daniel Arsham Group Exhibitions include: Crystal: Visible and Invisible, Crystal Bridges Museum of American Art, Arkansas (2019); Invento, OCA, São Paulo (2015); Shattered: Contemporary Sculpture in Glass, Musee d'Art Moderne et Contemporain de Saint-Etienne, France (2014); Homebodies, Museum of Contemporary Art Chicago (2013); Fresh!, Museum Of Glass, Seattle (2006); Miami Nice, Galerie Perrotin, Paris (2004).29

•According to DESIGNBOOM.COM: “Daniel Arsham has stripped back his original 1955 Porsche 356 Speedster to create the Porsche 356 Bonsai, inspired by the Japanese concept Wabi-Sabi as the car design retains the natural age and patina of the nearly 70-year-old vehicle. Arsham has long been influenced by the Japanese culture and the way its specialized craftspeople pay attention to the details of their traditions.”30

•According to CULTED.COM: “Founded in 1982 in the northern Italian town of Ravarino, Stone Island is the brainchild of Massimo Osti, a revolutionary fashion designer and garment engineer from Bologna. Named after the nautical novels of Joseph Conrad, it was conceived with a deep philosophy of research, experimentation, and function. Osti didn’t simply design fashion, he engineered it.”31

•According to HighSnobiety.com: "Stone Island has had a cult following in Europe since the very beginning," Ollie explained. "It was first adopted by the Paninaro youth in Italy in the ’80s - their style was very much inspired by ’50s Americana, but combined with sporty Italian designer labels. It was around this period that British football fans, following their teams to European Cup games, started bringing back some of these same labels to wear on terraces in the UK, appropriating the Paninaro look and building their own subculture around it."32

•Numerous celebrities are ardent fans of Stone Island. Dua Lipa, Adam Sandler, Steven Spielberg, and Spike Lee are just a few big names to regularly sport clothing with the “Stone Island Patch”.33

•Albert Friedrich, former chief engineer of Daimler-Benz's aircraft engine research division, started in December 1945, developing a highly specialized vehicle for agriculture. His concept was for a four-wheel drive, self-locking differentials, high ground clearance (by rigid portal axles), with power take offs at the front and rear, a small loading platform, a driver's cab for two people, extremely low speed for working in the fields, and with highway capability for up to 50 km/h (30 mph). The project started in a factory at Schwäbisch Gmünd, in southern Germany, in the Gold und Silberfabrik Erhand & Söhne. The company had never been involved in making vehicles or tractors.34

•The Mercedes Unimog has been featured in a number of films and television series, including but not limited to, Jurassic Park: The Lost World; X-Files, Congo, and Midnight Express.35

•On August 31, 2012, the Mercedes-Benz website reported: “Since the demise of the Hummer, former Governator Arnold Schwarzenegger has moved on to the Mercedes-Benz Unimog. He was spotted on Thursday driving around the rough terrain of Santa Monica in his new monster truck.”36

28 https://ocula.com/artists/daniel-arsham/

29  https://ocula.com/artists/daniel-arsham/

30 https://www.designboom.com/technology/daniel-arsham-transforms-his-porsche-into-356-bonsai-09-22-2022/

31 https://culted.com/the-rise-of-stone-island-from-hooligan-to-high-fashion/

32 https://www.highsnobiety.com/p/celebrity-stone-island-outfits/

33 https://www.highsnobiety.com/p/celebrity-stone-island-outfits/

34 http://www.unimog.net/articles/schramm/

35 https://www.cs.brandeis.edu/~zippy/unimog-movie.html

36  https://emercedesbenz.com/autos/mercedes-benz/unimog/arnold-schwarzenegger-cruises-santa-monica-streets-in-unimog/

•According to CNET in 2020: “Two awesome Mercedes-Benz Unimog trucks set a new altitude world record. The rigs were part of a scientific expedition in Chile that climbed the world's highest volcano.”37

•Arsham has worked on collaborations with brands, including Porsche, Adidas, Pokémon, Pharrell and Tiffany & Co., among others.38

•According to art brokerage firm Artsy, searches for Arsham’s work on its site increased by 11x from 2016 to 2020.39

•Regarding Daniel Arsham's art, Christie’s Paris Contemporary Art Specialist Emmanuelle Chan stated that “For an internationally unrecognized artist with exhibitions in museums like Guimet…I definitely think that it’s still on the undervalued side.”40

•To Rally’s knowledge, #ARSHAM1 is the first public sale of a functioning vehicle customized by Daniel Arsham.

•According to Phillips Auction House, Daniel Arsham’s “Future Relics” series depicts "…everyday objects as artefacts unearthed in a futuristic geological dig, years of material damage from the elements captured in ghostly, intricately crystalised erosions.”41

•In July 2022, Phillips sold a 2019 piece entitled “Grey Selenite Eroded Porsche” by Daniel Arsham for $209,625.4243

•In December 2021, Perrotin sold a 2021 piece entitled “Eroded Porsche 911) by Daniel Arsham for between $500,000 and $600,000.4445

Notable Features

•The Underlying Asset is a 1963 Arsham Studio Stone Island Mercedes-Benz Unimog 404.

•The Underlying Asset has the original gasoline 2.2L straight-6 engine.

•The Underlying Asset was upgraded to a civilian based electronic ignition

•The Underlying Asset has been serviced regularly over its lifetime of 60 years.

•The Underlying asset is restored to an excellent condition.

Notable Defects

•The Underlying Asset is in condition commensurate with mileage and frequency of servicing.

Details

Series 1963 Mercedes-Benz Unimog 404
Manufacturer	Mercedes-Benz
Year	1963

37 https://www.cnet.com/roadshow/news/mercedes-benz-unimog-chile-volcano-world-record/

38 https://www.highsnobiety.com/p/daniel-arsham-best-collaborations/

39 https://www.artsy.net/article/artsy-editorial-data-spotlight-la-artists-trending

40 https://www.artsy.net/article/artsy-editorial-data-spotlight-la-artists-trending

41 https://www.phillips.com/detail/daniel-arsham/HK010220/20

42 https://www.phillips.com/detail/daniel-arsham/HK010220/20

43 "Past transaction data is not intended to indicate past or expected performance of any security.  Third party transaction data is sourced from publicly available third-party websites, and there is no guarantee as to the veracity of the information, and we cannot confirm that the transaction occurred."

44https://www.artnews.com/gallery/art-news/photos/sales-highlights-2021-art-basel-miami-beach-1234611676/screen-shot-2021-12-02-at-11-11-51-am/

45 "Past transaction data is not intended to indicate past or expected performance of any security.  Third party transaction data is sourced from publicly available third-party websites, and there is no guarantee as to the veracity of the information, and we cannot confirm that the transaction occurred."

Model	Unimog 404.114
Production Total (404.114)	50,321
Engine	2195 cc Straight-six Otto, Water cooled
Transmission	6-Speed Manual Transmission (2 Reverse)
Documentation	Yes
Condition	Restored
Books/manuals/tools	Original
Color	Nato Green
Paint	Repainted
VIN	404114028396

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1963 Mercedes-Benz Unimog 404 going forward.

USE OF PROCEEDS – SERIES # APOLLO14

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APOLLO14 Asset Cost (1)	$18,666	93.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.50%
	Brokerage Fee	$200	1.00%
	Offering Expenses (2)	$500	2.50%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$135	0.67%
	Marketing Materials	$200	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee (4)	$0	0%
	Total Fees and Expenses	$1,035	5.17%
	Total Proceeds	$20,000	100.00%

(1)The Company decided to write down the value of the asset due to changing market conditions from the purchase price of $52,634.73 to $18,666.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)The Manager has waived any Sourcing Fee with respect to this Offering.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 10, 2023 the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/12/2021
Expiration Date of Agreement	N/A
Purchase Price	$52,634.73
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics
Acquisition Expenses	$335

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1971 APOLLO 14 FLOWN BIBLE

Investment Overview

•Upon completion of the Series #APOLLO14 Offering, Series #APOLLO14 will purchase a 1971 Apollo 14 Flown King James Bible carried to the Moon by astronaut Edgar Mitchell for Series #APOLLO14 (The “Series 1971 Apollo 14 Flown Bible” or the “Underlying Asset” with respect to Series #APOLLO14, as applicable), the specifications of which are set forth below.

•The Apollo Prayer League was founded by NASA chaplain Reverend John Stout to land a bible on the moon in honor of Apollo 1 astronaut Edward White.46

•During the Apollo 14 mission to the moon, 100 copies of a microform bible were stowed in the lunar module and accompanied the mission to the lunar surface, marking the first time a bible was landed on the moon,47

•The Underlying Asset is a 1971 Apollo 14 Flown King James Bible carried to the Moon by astronaut Edgar Mitchell.

Asset Description

Overview & Authentication

•The U.S. Congress passed legislation on July 29, 1958, that established the National Aeronautics and Space Administration (NASA).48

•In 1960, Abe Silverstein, director of NASA’s space flight development, suggested the name “Apollo” for the first crewed US Mission to the Moon. He got the idea from an image of Apollo riding his chariot across the sun in a book of mythology.49

•On May 25, 1961, in a speech to Congress, President John F. Kennedy unveiled a pledge to carry out Project Apollo, “I believe that this nation should commit itself to achieving the goal, before this decade is out, of landing a man on the moon and returning him safely to the earth. No single space project in this period will be more impressive to mankind, or more important for the long-range exploration of space; and none will be so difficult or expensive to accomplish.”5051

•On September 12, 1962, President Kennedy gave his now-famous “We choose to go to the moon,” speech at Rice University.52

•Project Apollo ran from 1961 to 1972, though the goal of landing on the moon was accomplished in 1969.53

•During a pre-launch test in January 1967, the crew of the Apollo 1 mission was killed by a fire caused by technical issues. This incident resulted in Apollo 2 and Apollo 3 being retroactively designated to unmanned test flights. Apollo 4, 5, and 6 were all unmanned test flights of Apollo mission equipment.5455

•“An estimated 600 million people around the world watched as Armstrong and Aldrin left the first footprints on the lunar surface. The landing marked not just a historic milestone, but also the end of the

46 https://www.apolloprayerleague.com/?The_First_Lunar_Bible___The_Apollo_Prayer_League

47 https://www.livescience.com/63150-apollo-14-space-bible-auctioned.html

48 https://www.history.com/this-day-in-history/nasa-created

49 https://www.axios.com/how-nasa-moon-missions-names-776030aa-3a99-4e9a-8b75-9726dde2ae83.html

50 https://www.jfklibrary.org/learn/about-jfk/historic-speeches/address-to-joint-session-of-congress-may-25-1961

51 https://history.nasa.gov/Apollomon/Apollo.html

52 https://www.mentalfloss.com/article/639102/john-f-kennedy-moon-speech

53 https://www.space.com/apollo-11-complete-guide.html

54 https://www.popsci.com/blog-network/vintage-space/what-happened-apollos-2-and-3/

55https://nssdc.gsfc.nasa.gov/planetary/lunar/apollo1info.html#:~:text=27%20January%201967&text=One%20of%20the%20worst%20tragedies,preflight%20test%20at%20Cape%20Canaveral.

Cold War Space Race between the U.S. and the Soviet Union. The Apollo program brought more missions and more landings, but Apollo 11 marked an unparalleled victory for the U.S.”56

•Only 12 human beings have walked on the Moon. Nobody has physically returned to the lunar surface since the Apollo 17 mission in 1972.57

•NASA announced the Artemis program which will send the first woman and person of color to the moon.  Currently slated for 2025, this mission will return astronauts to the moon for the first time since the Apollo 17 mission.585960

•One of the astronauts who died during the Apollo 1 catastrophe named Edward White had hoped to bring a bible to the moon aboard Apollo 1. The NASA chaplain, Reverend John Stout, had grown close to White before his death. White was the first American to walk in space on June 3, 1965.61

•According to the Daily Mail: “Before his death White had told a reporter that he hoped one day to carry a Bible to the moon, so in the aftermath of the tragedy the Apollo Prayer Group adopted the challenge on his behalf.”62

•After the death of White, Stout vowed to fulfill White’s dream, forming the Apollo Prayer League (APL) in 1968. According to the APL’s website: “The only criteria for membership was the belief in the power of prayer, regardless of denomination. The group was perpetuated by a uniquely American enterprise whereby each member would select five other members who believed in the power of prayer, who would then in turn select five others, and so on.”63

•The mission to land a bible on the moon was made difficult do to size and weight restrictions imposed by NASA on their spacecrafts. Therefore, a standard bible was too large to accompany a spacecraft to the moon.64

•To overcome the obstacle of size, the APL and the National Cash Register Company produced a microform version of the King James Bible to be carried by Apollo 12 pilot Alan Bean in November 1969. However, due to an error that placed the bible in the incorrect module, the bible orbited the moon but did not touch down on the lunar surface.65

•George H.W. Bush presented copies of the bible to the Apollo 13 crew, but due to the mission’s failure to land on the moon, the APL’s goal to land a bible on the moon was once again thwarted.66

•On February 5, 1971, a separate group of lunar bibles were successfully landed on the moon by Lunar Module Pilot Edgar Mitchell during the Apollo 14 mission.67

56 https://www.space.com/apollo-11-complete-guide.html

57 https://www.space.com/apollo-11-complete-guide.html

58 https://earthsky.org/space/what-is-nasas-artemis-program-moon/

59 https://www.cbsnews.com/news/nasa-says-first-artemis-moon-landing-slipping-to-2025/

60 https://www.npr.org/2021/11/10/1054232469/nasa-moon-mission-lunar-artemis-2025

61 https://spacecenter.org/this-day-in-history-ed-white-becomes-first-american-to-walk-in-space/#:~:text=First%20American%20spacewalk,the%20world%20far%20below%20him.

62 https://www.dailymail.co.uk/news/article-2513246/Apollo-1-lunar-Bible-collection-taken-moon-sells-130-000.html

63 https://www.apolloprayerleague.com/?The_First_Lunar_Bible___The_Apollo_Prayer_League

64 https://www.apolloprayerleague.com/?The_First_Lunar_Bible

65 https://www.apolloprayerleague.com/?The_First_Lunar_Bible___Apollo_12-_First_Attempt

66 https://museumsfordigitallearning.org/resourcekit/98/narrative/482

67 https://museumsfordigitallearning.org/resourcekit/98/narrative/482

•After the return of the Apollo 14 mission to Earth, each of the bibles was engraved with a microscopic five-digit serial number and documented in the Apollo Prayer League Lunar Bible Registry. Some of the bibles were presented to museums and leaders including George H.W. Bush and Richard Nixon.68

•According to a signed affidavit from John Stout: “A separate group of 300 Bibles was then given to Apollo 14 Lunar Module Pilot Edgar D. Mitchell, 200 of which were stowed onboard the command module and 100 onboard the lunar module.”69

•The bibles flown to the moon aboard Apollo 14 became known as the “First Lunar Bibles.”70

•According to a signed affidavit from John Stout: “After the lunar module packet was released from quarantine, astronaut Mitchell returned it to me in my office. The local newspaper was running a front page story and had already contacted me to open the packet in their office. After they made their photographs and wrote their story, I took the bibles to the APL secretary to verify the count. I took the bibles home and indexed the packet on the yellow kitchen table, using a special engraving tool for this. Some people received the preflight presentation format. Later a postflight format was used… All serial numbers were recorded in the official Apollo Prayer League Lunar Bible Registry, which has since been continuously maintained by me, along with the names of the recipients. Several Bibles were cut into 50-page segments and distributed to friends and family. Bibles not distributed were retained by me in the Apollo Prayer League Lunar Bible archives.”71

•Mitchell died on February 4, 2016.72

•Stout died on December 6, 2016.73

•The Underlying Asset is dual-certified by Astronaut Edgar Mitchell and NASA Chaplain Rev. John Maxwell Stout.74

Notable Features

•The Underlying Asset is a 1971 Apollo 14 Flown King James Bible carried to the Moon by astronaut Edgar Mitchell.

•The Underlying Asset was 1 of 100 microform King James Bibles carried to the lunar surface during Apollo 14.

•The Underlying Asset contains all 1,245 pages of the King James Bible, which can be read using a microscope.

•The Underlying Asset is 1 of 12 Apollo 14 bibles that were flight-certified by both Edgar Mitchell and Reverend John Stout.

•The Underlying Asset bears the five-digit serial number engraved by Stout after its return from Mitchell.

Notable Defects

68 https://museumsfordigitallearning.org/resourcekit/98/narrative/482

69 https://historical.ha.com/itm/explorers/space-exploration/apollo-14-lunar-module-flown-exceedingly-rare-microform-king-james-bible-encased-in-a-beautiful-reliquary-containing-24-karat/a/6244-50383.s

70 https://historical.ha.com/itm/explorers/space-exploration/apollo-14-lunar-module-flown-exceedingly-rare-microform-king-james-bible-encased-in-a-beautiful-reliquary-containing-24-karat/a/6244-50383.s

71 https://historical.ha.com/itm/explorers/space-exploration/apollo-14-lunar-module-flown-exceedingly-rare-microform-king-james-bible-encased-in-a-beautiful-reliquary-containing-24-karat/a/6244-50383.s

72 https://nasa.fandom.com/wiki/Edgar_Mitchell#Death

73 https://www.apolloprayerleague.com/?Myths_%26amp%3B_Misconceptions

74 https://historical.ha.com/itm/explorers/space-exploration/apollo-14-lunar-module-flown-exceedingly-rare-microform-king-james-bible-encased-in-a-beautiful-reliquary-containing-24-karat/a/6244-50383.s

•The Underlying Asset is in condition as described in the Certificate of Authenticity and notarized affidavit.75

Details

Series 1971 Apollo 14 Flown Bible
Memorabilia Type	Space-Flown Bible
Mission	Apollo 14
Year	1971
Size	1.5" x 1.5"
Rarity	1 of 12 (Dual-certified)
Condition	Excellent
Inscribed	"First Lunar Bible, Feb 5, 1971"
Provenance	Apollo Prayer League
Authentication	Edgar Mitchell
Authentication	John Stout
Encased	24K Gold Reliquary

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1971 Apollo 14 Flown Bible going forward.

75 https://historical.ha.com/itm/explorers/space-exploration/apollo-14-lunar-module-flown-exceedingly-rare-microform-king-james-bible-encased-in-a-beautiful-reliquary-containing-24-karat/a/6244-50383.s

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Seventh Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (2)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (3)

Exhibit 3.1 – Standard Form of Series Designation

Exhibit 4.1 – Standard Form of Subscription Agreement (8)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (3)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (4)

Exhibit 6.3 – Standard Form Bill of Sale (2)

Exhibit 6.4 – Standard Form Purchase Agreement (3)

Exhibit 6.5 – NCPS PPEX ATS Company Agreement (3)

Exhibit 6.6 – Executing Broker Secondary Market Transactions Engagement Letter (3)

Exhibit 6.7 – Executing Broker Tools License Agreement (3)

Exhibit 6.8 – Amended and Restated Transfer Agent Agreement (11)

Exhibit 6.9 – NCIT Software and Services License Agreement (5)

Exhibit 6.10 – Form of Assignment and Assumption Agreement (6)

Exhibit 6.11 – Standard Form #2 Purchase Agreement (7)

Exhibit 6.12 – Standard Form Purchase Option Agreement (9)

Exhibit 6.13 – Standard Form Consignment Agreement (9)

Exhibit 6.14 – Form #2 of Assignment and Assumption Agreement (10)

Exhibit 6.15 – Asset Purchase Agreement in respect of Series #93FS1 (11)

Exhibit 6.16 – Purchase Agreement in respect of Series #35MICKEY (12)

Exhibit 6.17 – Purchase Agreement in respect of Series #SCARFACE (12)

Exhibit 6.18 – Purchase Agreement in respect of Series #GIJOE2 (13)

Exhibit 6.19 – Purchase Agreement in respect of Series #GRATEFUL1 (14)

Exhibit 6.20 – Purchase Agreement in respect of Series #BOBAPROTO (14)

Exhibit 6.21 – Purchase Agreement in respect of Series #CAPTAIN1 (14)

Exhibit 6.22 – Purchase Agreement in respect of Series #BASQUIAT1 (15)

Exhibit 6.23 – Purchase Agreement in respect of Series #DRYOSAUR (15)

Exhibit 6.24 – Purchase Agreement in respect of Series #FAREWELL

Exhibit 6.25 – Purchase Agreement in respect of Series #ARSHAM1

Exhibit 6.26 – Purchase Agreement in respect of Series #APOLLO14

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (8)

Exhibit 8.2 – Amended and Restated Custody Agreement (11)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

Exhibit 13.1 – Testing the Waters Materials for Series #35MICKEY (12)

Exhibit 13.2 – Testing the Waters Materials for Series #SCARFACE (12)

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021.

(3)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021.

(4)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021.

(5)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021.

III-1

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021.

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022.

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 15 to its Form 1-A filed with the Commission on April 13, 2022.

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 21 to its Form 1-A filed with the Commission on June 22, 2022.

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 23 to its Form 1-A filed with the Commission on August 11, 2022.

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 24 to its Form 1-A filed with the Commission on August 11, 2022.

(14)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on September 12, 2022.

(15)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 26 to its Form 1-A filed with the Commission on November 4, 2022.

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-qualification amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 17, 2023.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

    By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

    By: /s/ Chris Bruno

    Name: Christopher J. Bruno

    Title: Chief Executive Officer & President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher J. Bruno	Chief Executive Officer & President of RSE Markets, Inc. (Principal Executive Officer)	February 17, 2023

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	February 17, 2023

RSE COLLECTION MANAGER, LLC

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

	Managing Member	February 17, 2023